UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement
Scheduled 14A Information
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
TRIPLE-S MANAGEMENT CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY COPY SUBJECT TO COMPLETION DATED MARCH 18, 2021
In accordance with Rule 14a-6(d) under Regulation 14A, please be advised that Triple-S Management
Corporation intends to release definitive copies of this Proxy Statement to security holders on or about March 18, 2021.

TRIPLE-S MANAGEMENT

2021

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Triple-S Management Corporation
1441 F.D. Roosevelt Avenue – San Juan, Puerto Rico 00920

Dear fellow Shareholder:
It is my pleasure to invite you to our annual meeting of shareholders, which will be held on Friday, April 30, 2021, at 9:00 a.m., local time, in a virtual format only at www.virtualshareholdermeeting.com/GTS2021.
At this year’s meeting, we will elect five directors to our Board of Directors, ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021, vote on an advisory resolution to approve the compensation of the Company’s named executive officers, and vote on several amendments to the Company’s Amended and Restated Articles of Incorporation. We will also act on any other business matter properly brought before the meeting.
This booklet, which includes a formal notice of the meeting and the proxy statement, details the business to be conducted at the meeting and provides additional information about us and the meeting that you should consider as you cast your vote. I appreciate the time and attention you devote to reading these materials and voting your shares.
Your vote is very important to us. I encourage you to vote as soon as possible whether or not you plan to attend the meeting. You may cast your vote over the Internet or by telephone according to the instructions in the proxy statement and the notice. As an alternative, if you requested and received a printed copy of the proxy card by mail, you may complete, sign and date the proxy card in accordance with the instructions set forth in the proxy statement. You may also return the completed proxy card by mail in the postage-paid envelope provided with your request.
On behalf of the Board, thank you for your continued interest and support.
Sincerely,

LUIS A. CLAVELL-RODRÍGUEZ, MD
Chair of the Board
March 18, 2021

Triple-S Management Corporation
P.O. Box 363628
San Juan, Puerto Rico 00936-3628
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
To our Shareholders:
NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Shareholders will be held on Friday, April 30, 2021, at 9:00 a.m., local time, in a virtual format only. To be admitted to, and vote and submit questions at the Annual Meeting, you must visit www.virtualshareholdermeeting.com/GTS2021 and enter the control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.
Items of business	Shareholders will be asked to consider and vote on the following matters:

	1A.	The election of one nominee to serve as “Group 1” director, for a term of two years;

	1B.	The election of three nominees to serve as “Group 2” directors, each for a term of three years;

	1C.	The election of one nominee to serve as “Group 3” director, for a term of one year;

	2.	The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2021;

	3.	The consideration of an advisory resolution to approve the compensation of our named executive officers;

4.
The approval of an amendment to Article FIFTH of the Amended and Restated Articles of Incorporation of the Company and the elimination of Attachments B and C to the Amended and Restated Articles of Incorporation of the Company;

	5.	The approval of an amendment to Article TENTH of the Amended and Restated Articles of Incorporation of the Company; and

	6.	Any other business that may properly come before the meeting or any adjournment or postponement thereof.
Record date	Shareholders of record of the Company at the close of business on March 3, 2021 are entitled to receive notice of, attend, and vote at the meeting.
Your vote is important	Please vote as promptly as possible by using the Internet, telephone, or by signing, dating and returning the completed proxy card in accordance with the instructions in the Notice or your proxy card.
Important notice regarding the availability of proxy materials
We are delivering the proxy materials to all our shareholders via the Internet, as permitted by U.S. Securities and Exchange Commission rules. Instead of sending a paper copy of the proxy materials, we are sending to our shareholders of record a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions on how to access the proxy materials and how to vote via the Internet.
Our proxy statement and the 2020 annual report to shareholders are available at our website http://www.triplesmanagement.com. Shareholders may request a printed copy of the proxy materials by following the instructions set forth in the Notice and the proxy statement.
By order of the Board of Directors,

Carlos L. Rodríguez-Ramos
Secretary
San Juan, Puerto Rico
March 18, 2021

i

ii

PROXY SUMMARY
This summary highlights certain information about Triple-S Management Corporation (the “Company,” “we,” “our,” or “us”) and certain information contained elsewhere in this proxy statement for the Company’s 2021 Annual Meeting of Shareholders (“the meeting”). This summary does not contain all of the information that you should consider. We encourage you to read the entire proxy statement carefully before voting.
Information about the meeting of shareholders
•	Time and date:	Friday, April 30, 2021 at 9:00 a.m., local time.

•	Virtual Meeting Location:	www.virtualshareholdermeeting.com/GTS2021

•	Record Date:	Wednesday, March 3, 2021.

•	Voting:
All shareholders as of the record date are entitled to virtually attend the meeting and vote. Each share of our common stock owned on the record date entitles the shareholder to one vote on each proposal presented for consideration.

Voting matters		Board recommendation	Page reference
•	Election of five directors.	FOR each nominee	12
•	Ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for 2021.	FOR	19
•	An advisory resolution to approve the compensation of our named executive officers.	FOR	21
•	Amendment to Article FIFTH of the Amended and Restated Articles of Incorporation of the Company and the elimination of Attachments B and C to the Amended and Restated Articles of Incorporation of the Company.	FOR	23
•	Amendment to Article TENTH of the Amended and Restated Articles of Incorporation of the Company	FOR	25
Director nominees
At the meeting, shareholders are being asked to vote for one “Group 1” director for a term of two years, three “Group 2” directors for a term of three years, and one “Group 3” director for a term of one year. Each nominee, except Dr. Roberta Herman, currently serves as a director on our Board. Also, our Board has determined that each nominee, except for Dr. Luis A. Clavell-Rodríguez, is independent pursuant to the independence criteria outlined by the New York Stock Exchange (“NYSE”) and the BlueCross and BlueShield Association (“BCBSA”).
Name	Age	Director since	Experience/Qualification	Committee memberships
Stephen L. Ondra, MD	63	2020
Dr. Ondra’s clinical experience, broad understanding of the managed care business, health information technology, and healthcare policy as a result of his experience as an executive, a government official, healthcare executive along with his considerable board experience, which includes past service on boards of both private and public entities, provides us with a broad knowledge base.
				• Compensation and Talent Development • Enterprise Risk Management

Name	Age	Director since	Experience/Qualification	Committee memberships
Roberto García-Rodríguez	57	2016	Mr. García-Rodríguez brings executive leadership, operational expertise and legal acumen to our Board.
Gail B. Marcus	64	2017	Dr. Marcus’ vast financial, managerial, and healthcare experience, as well as her experience in publicly-traded companies, are strong attributes for our Board.	• Enterprise Risk Management (Chair) • Audit • Finance
Roberta Herman, MD	64	N/A
Dr. Herman’s extensive clinical experiences, her expertise in public health policy, and her deep knowledge of the managed care business, all of which have been acquired throughout her distinguished career as a prominent clinical executive, a business leader of a major health insurance organization, and currently as CEO of a globally recognized academic medical and research institution contribute valuable skill sets and insights to our Board.

Luis A. Clavell-Rodríguez, MD	69	2006
Dr. Clavell-Rodríguez’ profound understanding of the managed care business and his more than thirty years of professional experience in the medical field, including the administration of medical facilities and related entities, provide valuable insight for our Board.
				• Finance • Enterprise Risk Management
Corporate governance highlights
•	7 of our 9 current directors are independent.
•	Separate chair of the Board and chief executive officer positions.
•	Lead Independent Director.
•	Annual Board, committee, and individual director self-evaluations.
•	Stock ownership guidelines for directors and executives.
•	Guidelines for annual continuing education of directors.

Casting your vote
Visit www.proxyvote.com and follow the instructions in the Notice.
Scan the QR Code in the Notice, with your mobile phone and vote following the instructions in the Notice.
Call the telephone number in the Notice.
Send your completed and signed proxy card to Triple-S Management Corporation c/o Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717.
Online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GTS2021, entering the control number found on your proxy card, voting instruction form or Notice.
Submitting proposals for the 2022 Annual Meeting of Shareholders
•	Deadline for shareholders proposal for inclusion in the 2022 proxy statement:	November 12, 2021
•	Period for submitting proposals and nominations for directors to be considered at the 2022 Annual Meeting:	November 25, 2021 to December 25, 2021
Independent registered public accounting firm
As a matter of good corporate governance, our shareholders are being asked to ratify the selection of Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm for 2021. Below is a summary of the fees that we paid or accrued in connection with services provided by D&T for 2020 and 2019
Type of Fees	2020	2019
Audit Fees	$3,591,615	$3,882,938
Audit-Related Fees	$369,600	$703,247
Tax Fees	$11,639	$750
All Other Fees	$54,385	$1,917,800
Total	$4,027,239	$6,504,735

PROXY SUMMARY
Executive compensation components
Components of our compensation plan are summarized below. Some components are inapplicable to certain executives, as further described in this proxy statement. For more information on the compensation of our executive officers, see the “Compensation discussion and analysis” section of this proxy statement.
Component		Description
Fixed	Base salary	•	Cash compensation to recognize individual contribution to the Company, taking into consideration the executive’s experience, knowledge and scope of responsibilities.
		•	Reviewed annually based on individual performance, market-level relative salary, the Company’s financial performance, and ability to pay.
		•	Adjusted if and when appropriate.
Variable	Short-term cash incentive	•	Motivates individual to attain annual objectives and reinforces the optimization of operating results and corporate goals.
		•	May range from zero to 150% of the target opportunity based on performance.
		•	Company’s financial results account for 75% of each executive’s evaluation, and non-financial/strategic performance accounts for the remaining 25%.
	Equity compensation	•	Promotes long-term success, the retention of talented individuals, and mitigation of excessive risk taking.
•
75% as performance shares; initial payout may range from zero to 150% of target opportunity based on our financial performance over a 3-year performance period, which can then be increased or decreased based on our 3-year total shareholder return (“TSR”) vs. the other companies in the S&P Health Care Services Select Industry Index and Triple-S’s Managed Care 3-year premiums and operating income growth versus local market peers.

		•	25% as restricted shares vesting in equal installments over a 3-year period.

Variable		•	Benefits and perquisites including retirement programs, non-qualified deferred compensation plan, and health and life insurance, among others.
Other components of the compensation program
Our compensation program includes policies and practices that we believe promote good governance and align executive compensation with the interests of our shareholders.
What we do
•	Have an equity grant policy with pre-scheduled grant dates to avoid backdating of equity awards.
•	Deliver 75% of annual long-term incentive in the form of performance shares.
•	Have an incentive compensation recoupment policy to ensure compensation is paid on accurate financial data.
•	Require executive officers, directors and other individuals to request pre-clearance to transact with our stock.
•	Engage an independent compensation consultant selected by, and that reports directly to, the Compensation and Talent Development Committee.
•	Have stock ownership guidelines requiring directors, executives and other participants of equity compensation to own and retain Company stock.
What we don’t do
•	No hedging on our Company stock.
•	No unusual or excessive perquisites.
•	No option awards.
•
No cash severance payment solely upon a change in control event. Chief executive officer may only receive cash severance payment upon a change in control with termination of employment (“double trigger”).

PROXY SUMMARY
2020 compensation summary
The compensation of our named executive officers (“NEOs”) for 2020 is summarized below. For more information, see the narrative and notes accompanying the 2020 summary compensation tables included in this proxy statement.
Name and Position	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation	All Other Compensation	Total
Roberto García-Rodríguez President and CEO	$856,731	$600.00	$2,093,845	$769,725	$0	$9,263	$3,730,163
Juan J. Román-Jiménez Executive Vice President and CFO	$545,192	$600.00	$799,470	$342,878	$310,000	$13,200	$2,011,340
Madeline Hernández-Urquiza President of Triple-S Salud & Triple-S Advantage, Inc.	$603,201	$600.00	$884,536	$373,667	$40,000	$9,785	$1,911,788
José E. Novoa Loyola Chief Medical Officer	$425,769	$600.00	$416,210	$261,744	$0	$5,700	$1,110,023
Arturo L. Carrión-Crespo President of Triple-S Vida, Inc.	$367,016	$600.00	$372,591	$269,243	$0	$17,100	$1,026,550
Compensation mix
For 2020, 73% of the total compensation approved for our CEO and 65% for our other NEOs was at-risk, variable compensation. Actual amounts realized depend on our annual and long-term performance and our Company’s stock price. Also, equity compensation granted comprised 58% of CEO compensation and 45% of all other NEOs compensation. We believe this compensation design promotes our executives to achieve the Company’s financial results while taking into consideration the impact of their decisions. The compensation mix of our CEO and our other NEOs is illustrated in the charts below, which considers maximum payout of approved performance equity grants and cash compensation.

CEO compensation mix

Non incentive
27%
At-risk based
73%

CEO at-risk compensation mix

Cash
42%
Equity
58%

Other NEOs compensation mix

Non incentive
35%
At-risk based
65%

Other NEO at-risk compensation mix

Cash
55%
Equity
45%

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS
We are providing this proxy statement to our shareholders in connection with a solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the meeting and at any adjournment or postponement of the meeting. We will hold the meeting on Friday, April 30, 2021, beginning at 9:00 a.m., local time, in virtual format only at www.virtualshareholdermeeting.com/GTS2021. Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders, partners and employees, the Annual Meeting will be held in a virtual formal only. You will not be able to attend the Annual Meeting physically.
We are furnishing the proxy materials over the Internet pursuant to the rules of the U.S. Securities and Exchange Commission (“SEC”). On or about March 18, 2021, we began mailing the Notice to our shareholders of record as of the close of business on March 3, 2021. The Notice contains instructions on how to access this proxy statement and our annual report and how to cast your vote. You will not receive a paper copy of the proxy materials unless you request one. The Notice will contain instructions on how to access the proxy materials over the Internet and vote online or by telephone. The Notice also contains instructions on how to request a paper copy of our proxy materials, free of charge.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 30, 2021: This proxy statement, our 2020 Annual Report, the form of proxy and voting instructions are being made available to shareholders of record of our Class B common stock on or about March 18, 2021 at www.proxyvote.com. If you would still like to receive a printed copy of the proxy materials or our 2020 Annual Report, including audited financial statements for the year ended December 31, 2020, you may request a printed copy by: (a) telephone at 1-800-579-1639; (b) Internet at www.proxyvote.com; or (c) e-mail at sendmaterial@proxyvote.com. Please make the request as instructed above on or before April 16, 2021 to facilitate timely delivery.
All proxies will be voted in accordance with the instructions they contain. If you do not provide voting instructions on your proxy card with respect to a particular matter, your shares will be voted in accordance with the recommendations of our Board.
INFORMATION ABOUT VOTING, SOLICITATION AND THE ANNUAL MEETING
Why am I receiving these materials?
Our Board is providing these materials to you to solicit proxies on its behalf to be voted at the virtual meeting on April 30, 2021 at 9:00 a.m., local time, at www.virtualshareholdermeeting.com/GTS2021.

Why did I receive a one-page notice in the mail instead of a full set of proxy materials?
We have elected to deliver our proxy materials over the Internet to all our shareholders under the “notice and access” rules of the SEC. If you are a shareholder of record, we sent you a Notice by mail. You will not receive a printed copy of the proxy materials unless you request one. We encourage you to help us reduce the environmental impact of the meeting, and reduce the cost associated with printing and mailing of proxy materials by accessing the proxy materials over the Internet.

How can I request a printed copy of the proxy materials?
You may request a printed copy of the proxy materials by calling 1-800-579-1639; or accessing www.proxyvote.com over the Internet; or by sending an email to sendmaterial@proxyvote.com. Please make the request on or before April 16, 2021 to facilitate timely delivery.

What should I do if I receive more than one Notice?
You may receive more than one Notice. For example, you may receive a separate Notice if: (i) you hold Class B common shares in more than one brokerage account; or (ii) you have not exchanged your certificate representing shares of Class A common stock with our transfer agent, American Stock Transfer & Trust Company, despite the fact that the Company converted all the remaining issued an outstanding Class A common shares into Class B common shares effective August 7, 2019. Each notice applies to a discrete amount of shares. In order to vote all your shares, please vote all your shares over the Internet, by telephone, or by signing and mailing all proxy cards or voting instruction forms that you receive.

Who can vote?
To be able to vote, you must have been a holder of record of our common stock at the close of business on March 3, 2021. This date is the “record date” for the 2021 Annual Meeting. Shareholders of record on the record date are entitled to receive notice of, attend, and vote on each proposal at the meeting or on any postponement or adjournment of the meeting.

How many votes do I have?	You are entitled to one vote per each share of our common stock that you owned on the record date on each matter that is presented for consideration.
Who may attend meeting?
Shareholders of record and beneficial owners with a legal proxy issued in their name by their respective organization holding their shares may be present at the virtual meeting. To be admitted to the meeting, vote and submit questions, you must visit www.virtualshareholdermeeting.com/GTS2021 and enter the control number found on your proxy card, voting instruction form or notice. Questions may be submitted in the field provided on the web portal. If any question cannot be answered during the meeting, the answer will be posted on the investor relations section of our website at http://investors.triplesmanagement.com. If you encounter any difficulties accessing the virtual meeting during the check-in time or meeting time, or you have any questions regarding how to use the virtual meeting platform, please call the technical support number that will be posted on the virtual shareholder meeting log in page. We encourage you to vote your shares in advance even if you plan to attend the meeting.

What constitutes a quorum for the meeting?
At least one-third (1/3) of the shares entitled to vote must be present at the meeting, in person or by proxy, to constitute a quorum. As of the record date, 23,679,736 shares of common stock were issued and outstanding. Shares of common stock represented in person or by proxy, “broker non-votes,” as discussed below, and shares that abstain or do not vote with respect to a particular proposal, will be treated as shares that are present to determine if there is a quorum. If a quorum is not present, we may propose to adjourn the meeting to solicit additional proxies.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?
Shareholder of record. If your shares of common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, and not through a brokerage firm, bank, broker-dealer or other similar organization, you are considered the “shareholder of record” with respect to those shares. We have sent the Notice directly to you.

Beneficial owner of shares held in street name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and a Notice should be sent to you by that organization. You have the right to instruct that organization how to vote your shares.

How do I vote if I am the shareholder of record of my shares?	If you are the shareholder of record, you may vote in one of the following four ways:
	•	Through the Internet. Vote by following the instructions on the Notice or going to the Internet address stated on your proxy card.
	•	By telephone. Call the telephone number provided on your proxy card.
•
By mail. If you requested and received a printed copy of the proxy materials or downloaded the proxy materials over the Internet, you can complete and sign your proxy card and mail it to the following address:

Triple-S Management Corporation c/o Broadridge Financial Solutions, Inc. 51 Mercedes Way Edgewood, New York 11717
•
Online during the Annual Meeting. Attend the meeting by visiting www.virtualshareholdermeeting.com/GTS2021 and enter the control number found on your proxy card, voting instruction form or notice and vote by following the instructions available on the meeting website during the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in time or meeting time, or you have any questions regarding how to use the virtual meeting platform, please call the technical support number that will be posted on the virtual shareholder meeting log in page.

Completing and sending the proxy card. Provide your full title when signing a proxy as attorney-in-fact, executor, administrator, trustee, guardian, authorized officer of a corporation, or on behalf of a minor to ensure your proxy card is voted according to your instructions and to avoid delays in ballot taking and counting. If shares are registered in the name of more than one record holder, all record holders must sign the proxy card. If you vote via the Internet or by phone, do not return the proxy card.

Closing of voting facilities. The Internet and telephone voting facilities will close at 11:59 p.m., Eastern time, on April 29, 2021. If you plan to vote by mail, your proxy card must be received no later than 12:00 p.m., Eastern Time, on April 29, 2021.

How do I vote if I am a “beneficial owner”?
If you are a beneficial owner you should receive the Notice from the organization that holds your shares with instructions on how to vote your shares. That organization should allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of our proxy statement and proxy card by following the instructions on the Notice provided by the organization.

You can vote online during the meeting, but you must obtain a “legal proxy” issued in your name by the organization that holds your shares that contains the control number. The legal proxy authorizes you to vote your shares held in street name at the meeting. Contact the organization that holds your shares for instructions on how to obtain a legal proxy. You must follow the instructions available on the meeting website during the meeting in order to cast your vote.

Can I change or revoke my vote after I have voted?	Yes. You can change your vote or revoke your proxy at any time before the taking of votes at the meeting by:
	•	Delivering a written notice of revocation to our Secretary before the meeting; or
	•	Submitting another proxy by mail, telephone or the Internet prior to the applicable cutoff time; or
	•	Presenting to our Secretary, before the meeting, a later dated proxy executed by the person who executed the prior proxy; or
•
Attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/GTS2021, entering the control number found in your proxy card, voting instruction form or notice, and following the instructions to vote, in which case only your latest internet proxy submitted will be counted.

If you elect to revoke your vote by delivering a written notice of revocation or by submitting another proxy by mail to our Secretary, deliver it to the following address:
Triple-S Management Corporation c/o Carlos L. Rodríguez-Ramos, Secretary 1441 F.D. Roosevelt Avenue, 6th Floor San Juan, Puerto Rico 00920

If you provide more than one proxy, the properly signed proxy having the latest date will revoke any earlier proxy. Attending the meeting will not automatically revoke a proxy unless you properly vote at the meeting or specifically request that your prior proxy be revoked.

What happens if I do not give specific voting instructions?
If you are a shareholder of record and you indicated when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or you signed and returned a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and, as proxy holders, may determine in their discretion with respect to any other matters properly presented for a vote at the meeting and at any postponement or adjournment thereof.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” In order to minimize the number of broker non-votes, the Company encourages you to vote or provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided in the Notice or voting instruction form.

Which proposals are considered routine or non-routine?
The election of directors (Proposal 1), the advisory resolution to approve the compensation of our NEOs (Proposal 3), and the approval of the amendments to the Amended and Restated Articles of Incorporation of the Company (Proposal 4 and Proposal 5) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposal 1, Proposal 3, Proposal 4, and Proposal 5.

The ratification of the selection of D&T as our independent registered public accounting firm for 2021 (Proposal 2) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore it is likely that no broker non-votes will exist in connection with Proposal 2.

Who will count the votes?	A representative of Broadridge Financial Solutions, Inc., an independent third party, will act as the inspector of the election and tabulate the votes cast by proxy or online during the meeting.
What is the required vote to approve each proposal?
Election of directors (Proposal 1). A nominee must be elected to our Board by the affirmative vote of a majority of votes cast with respect to such nominee by the shares of common stock entitled to vote and present at the meeting or represented by proxy. If shareholders do not elect a nominee who is already serving as a director, Puerto Rico corporation law provides that the director will continue to serve on our Board as a “holdover” director until a successor is elected. An “affirmative vote of a majority of votes cast” on a proposal means that the votes cast “for” the proposal exceed the votes cast “against” such proposal. Abstentions and broker non-votes will not count as a vote “for” or “against” the proposal and thus will have no effect in determining whether the proposal has received the affirmative vote of a majority of the votes cast at the meeting.

Ratification of the selection of the independent registered public accounting firm (Proposal 2). The approval of this proposal requires the affirmative vote of the holders of a majority of the shares of common stock entitled to vote and present at the meeting or represented by proxy. Abstentions will have the same effect as votes “against” this proposal and broker non-votes will have no effect on the proposal.

Approval of the compensation of our named executive officers (Proposal 3). The approval, on an advisory basis, of this proposal requires the affirmative vote of the holders of a majority of the shares of common stock entitled to vote and present at the meeting or represented by proxy. Abstentions will have the same effect as votes “against” this proposal and broker non-votes will have no effect on this proposal.

Approval of the Amendment to Article FIFTH of the Amended and Restated Articles of Incorporation of the Company and the elimination of Attachments B and C to the Amended and Restated Articles of Incorporation of the Company (Proposal 4). The approval of this proposal requires the affirmative vote of a majority of the issued and outstanding shares of common stock, entitled to vote, as of the record date. Abstentions and broker non-votes will have the same effect as votes “against” this proposal. Additionally, the failure to vote will have the same effect as a vote “against” this proposal.

Approval of the Amendment to Article TENTH of the Amended and Restated Articles of Incorporation of the Company (Proposal 5). The approval of this proposal requires the affirmative vote of a majority of the issued and outstanding shares of common stock, entitled to vote, as of the record date. Abstentions and broker non-votes will have the same effect as votes “against” this proposal. Additionally, the failure to vote will have the same effect as a vote “against” this proposal.

How does the Board recommend to vote on the proposals?	The Board recommends shareholders to vote as set forth below.
Election of Directors (Proposal 1). FOR each of the five nominees.
Ratification of the selection of the independent registered public accounting firm (Proposal 2). FOR the ratification of D&T as our independent registered public accounting firm for 2021.
Approval of the compensation of our named executive officers (Proposal 3). FOR the approval, on an advisory basis, of the compensation of our named executive officers.

Amendment to Article FIFTH of the Amended and Restated Articles of Incorporation of the Company and the elimination of Attachments B and C to the Amended and Restated Articles of Incorporation of the Company (Proposal 4). FOR the approval of the amendment to Article FIFTH and the elimination of Attachments B and C of the Amended and Restated Articles of Incorporation of the Company.

Amendment to Article TENTH of the Amended and Restated Articles of Incorporation of the Company (Proposal 5). FOR the approval of the amendment to Article TENTH of the Amended and Restated Articles of Incorporation of the Company.

Will any other business be conducted on at this meeting?
We do not know of any other business that may come before the meeting other than as described in the Notice. The chair of the meeting will declare out of order and disregard the conduct of any business not properly presented. However, if any new matter requiring the vote of our shareholders is properly presented before the meeting, proxies may be voted with respect thereto at the discretion of the proxy holders. The affirmative vote of the holders of a majority of the shares of common stock entitled to vote and present at the meeting or represented by proxy with respect to any other item properly presented at the meeting will be required for approval of such item, unless a greater percentage is required by law, our articles of incorporation or our bylaws.

Where can I find the voting results of the meeting?	We will announce preliminary voting results at the meeting and publish voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days following the meeting.
What is the cost and method of soliciting proxies?
We will bear the costs of soliciting proxies. We will also reimburse banks, brokers or other custodians, nominees and fiduciaries representing beneficial owners for their reasonable out-of-pocket expenses incurred in distributing proxy materials to shareholders and obtaining their votes. In addition, our directors, officers and employees may solicit proxies on the Company’s behalf in person, by telephone, or email without additional compensation.

What happens if the meeting is postponed or adjourned?	Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy at any time before it is voted.

How and when may I submit a shareholder proposal, including a shareholder nomination for director, for the 2022 annual meeting of shareholders?
If you are interested in submitting a proposal for inclusion in the proxy statement for the 2022 annual meeting of shareholders, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion, we must receive the shareholder’s proposal for our proxy statement for the 2022 annual meeting of shareholders at our principal corporate offices in San Juan, Puerto Rico, at the address below no later than November 12, 2021.

In addition, our bylaws require that we be given advance written notice of director nominations for election to our Board and other matters that shareholders wish to present for action at an annual meeting, other than those to be included in our proxy statement under Rule 14a-8 of the Exchange Act. The Secretary must receive such notice from a shareholder of record at the address noted below not less than 120 days or more than 150 days before the first anniversary of the preceding year’s annual meeting. However, if the date of our annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary date, then we must receive such notice at the address noted below not later than the close of business on the tenth day after the day on which public disclosure of the meeting was made. Assuming that the 2022 annual meeting is not advanced by more than 30 days nor delayed by more than 60 days from the anniversary date of the meeting, you would need to give us appropriate notice of the proposal at the address noted below no earlier than the close of business on November 25, 2021, and no later than the close of business on December 25, 2021. If a shareholder of record does not provide timely notice of a nomination or other matters to be presented at the 2022 annual meeting, it will not appear in the notice of meeting. If you are a beneficial owner, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a shareholder of record.

Our bylaws also specify requirements relating to the content of the notice that shareholders of record must provide to our Secretary for any matter, including a shareholder proposal or nomination for director, to be properly presented at a shareholder meeting. A copy of the full text of our bylaws is on file with the SEC and available on our website at www.triplesmanagement.com.

Any proposals, nominations or notices should be sent to:
Triple-S Management Corporation c/o Carlos L. Rodríguez-Ramos, Secretary 1441 F.D. Roosevelt Avenue, 6th Floor San Juan, Puerto Rico 00920

PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board has nominated Dr. Stephen L. Ondra as a Group 1 director for a two-year term until the 2023 annual meeting or until a successor is elected and qualified, Mr. Roberto García-Rodríguez, Ms. Gail B. Marcus and Dr. Roberta Herman to serve as Group 2 directors, each for a three-year term until the 2024 annual meeting or until a successor is elected and qualified, and Dr. Luis A. Clavell-Rodríguez to serve as a Group 3 director for a one-year term until the 2022 annual meeting or until a successor is elected and qualified.
Recommendation:    Vote FOR each nominee.
Overview
Our Board is divided into three groups, with one group being elected each year and members of each group holding office for a three-year term. This classified board structure is required by our articles of incorporation and by the terms of our license agreement with the BCBSA. The Board currently consists of nine members: three Group 1 directors (with terms expiring at the 2023 annual meeting), four Group 2 directors (with terms expiring at the 2021 annual meeting), and two Group 3 directors (with terms expiring at the 2022 annual meeting). In consideration of Mr. Joseph A. Frick’s expressed preference to retire from the Board after his current term, the Board adopted the recommendation of the Governance and Sustainability Committee not to nominate him for an additional term as Director of the Company.
On July 10, 2020, the Board increased the total number of directorships to the current number, nine, in accordance with the Company’s Amended and Restated Articles of Incorporation and Amended and Restated By-Laws. On the same date, the Board elected Dr. Stephen L. Ondra to serve as a Group 1 independent director of the Company and fill the vacancy created by the increase of the number of directorship positions on the Board. Dr. Ondra’s appointment was effective October 1, 2020 and, in accordance with the Company’s Amended and Restated By-Laws, his term expires on the date of the 2021 annual shareholder’s meeting. Accordingly, the Board nominated Dr. Ondra to serve as a Group 1 director for a two-year term until the 2023 annual meeting.
In addition, our Amended and Restated Articles of Incorporation and our license agreement with the BCBSA require our Board to be comprised of three groups as equal in number as possible. Therefore, in order to meet such requirements, the Board decided to reclassify Dr. Luis A. Clavell-Rodriguez, currently a Group 2 director, as a Group 3 director and nominated Dr. Clavell-Rodriguez to serve as a Group 3 director for a one-year term until the 2022 annual meeting rather than a three-year term as a Group 2 director.
Finally, the Board nominated three individuals to serve as Group 2 directors, each for a three-year term. If the shareholders adopt the recommendations of the Board, following the annual meeting the Board shall consist of nine members: three Group 1 directors (with terms expiring at the 2023 annual meeting), three Group 2 directors (with terms expiring at the 2024 annual meeting), and three Group 3 directors (with terms expiring at the 2022 annual meeting), therefore meeting the requirements of our Amended and Restated Articles of Incorporation and our license agreement with the BCBSA. Each nominee except for Dr. Herman are current directors. The affirmative vote of a majority of the votes cast by the shares of common stock entitled to vote and present or represented by proxy at the meeting is required to elect each nominee. A “majority of votes cast” means that the number of votes cast in favor of the election of a director exceeds the number of votes cast against the election of that director (with abstentions and broker non-votes not counted as votes cast). In accordance with the Company’s corporate governance guidelines, if an incumbent director fails to receive the affirmative vote of a majority of the votes cast in a non-contested election, then following the announcement of the final results of the balloting of the election, such director will promptly tender his or her resignation to the Governance and Sustainability Committee. Any such resignation shall be effective only upon its acceptance by the Board of Directors. The Governance and Sustainability Committee will recommend to the Board of Directors whether to accept or reject the tendered resignation, or whether action should be taken. The Board of Directors will act on the recommendation of the Governance and Sustainability Committee and publicly disclose its decision, and the rationale behind its decision, within 90 days from the date of the announcement of the final results of balloting for the election.
The persons named as proxies in the proxy card will vote for each of these nominees unless you instruct otherwise on the proxy card. Nominees have indicated their willingness and ability to serve, if elected. However, if any or all of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our Board or our Board may reduce the number of directors. Proxies cannot be voted for a greater number of persons than the number of nominees. We have no knowledge that any nominee will become unavailable for election.
Information about the nominees and directors continuing in office
The following candidates for election have been nominated by the Board based on the recommendation of the Governance and Sustainability Committee. Below you will find information about the nominees and directors whose terms in office will continue after the meeting, as well as Mr. Frick’s biography, including their age, positions held, their principal occupation, business experience and directorships for at least the past five years, and the positions held on our Board’s committees, if any. In addition, we have included information regarding each nominee’s and director’s specific experience, qualifications, attributes and skills that led our Board to conclude that the nominees and directors should serve as members of the Board. We believe that all of our nominees and directors have a reputation of integrity, honesty and adherence to high ethical standards. Also, they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company, which taken as a whole, enable the Board to satisfy its oversight responsibilities in light of our business and structure.
The information presented about each nominee for election and director continuing in office is as of the date of this proxy statement. Information about the number of shares of common stock beneficially owned by each of the nominees and directors appears below under the heading “Security ownership of certain beneficial owners and management.” See also “Other relationships, transactions and events.” There are no family relationships among any of our directors and executive officers. We encourage our shareholders to read the “Corporate Governance―Director nominations process” section of this proxy, for further details.

Nominees for election
Nominee for Group 1 Director, for a two-year term
Stephen L. Ondra, MD Director since 2020 Independent Age: 63
Professional background: Dr. Ondra brings deep experience that spans the entire spectrum of healthcare. He is currently the Chief Executive Officer of North Star Healthcare Consulting, LLC, which he founded in 2017. Prior to that, he served in a variety of senior leadership roles that spanned the healthcare space. A renowned clinician and former Professor of Neurosurgery at Northwestern’s Feinberg School of Medicine and the Residency Program Director for neurosurgery at Northwestern. Dr. Ondra left clinical practice in 2012 to serve in government and was appointed by President Barack Obama as the Senior Policy Advisor for Health Affairs at the U.S. Department of Veterans Affairs. He also served at the White House in the Executive Office of the President. At the White House, he served in several positions, including co-chair of the National Science and Technology Council for Health Information Technology, member of the Federal Health Information Technology Policy and Standards Committees, and member of the Implementation Deputy Group for the Affordable Care Act. After leaving government in 2012, Dr. Ondra returned to Northwestern Memorial Hospital as Senior Vice President and Chief Medical Officer. In 2013, he moved to Health Care Service Corporation (“HCSC”), the largest customer-owned health insurance company in the United States, which operates as Blue Cross and Blue Shield in Illinois, Montana, New Mexico, Oklahoma and Texas, and served as its corporate Senior Vice President and Chief Medical Officer.

Dr. Ondra currently serves as a Trustee of Illinois Wesleyan University and as a director on the board of directors of ElectroCore, Inc., a publicly traded bioelectronic medicine company. He is a senior advisor to several private companies including Altrazeal, Amida Technology Solutions, Cygnus-AI, Mountain Lake Health, physIQ and WestExec Advisors. He has also served on the board of TriWest Healthcare Alliance, the Louis B. Sullivan Institute for Healthcare Transformation, and chaired the scientific advisory boards for the Defense Spinal Cord/Column Injury and the Spine Blast Injury for the Department of Defense.

Qualifications: Dr. Ondra’s clinical experience, broad understanding of the managed care business, health information technology, and healthcare policy as a result of his experience as an executive, a government official, healthcare executive along with his considerable board experience, which includes past service on boards of both private and public entities, provides us with a broad knowledge base.

Board and Committee positions: Member of the Compensation and Talent Development Committee and the Enterprise Risk Management Committee.

Nominees for Group 2 Directors, each for a three-year term
Roberto García-Rodríguez Director since 2016 Management Age: 57

Professional background: Mr. García-Rodríguez has served as the Company’s president and chief executive officer since January 2016. He served as the Company’s chief operating officer from December 2013 to December 2015 and as the Company’s vice president and general counsel from May 2008 to December 2013. Mr. García-Rodríguez serves on the BCBSA board of directors and is a NACD Board Leadership Fellow.

Qualifications: Mr. García-Rodríguez brings executive leadership, operational expertise and legal acumen to our Board.

Board and Committee positions: As a member of the Company’s management, Mr. García-Rodríguez does not serve on any committee of the Board.

Gail B. Marcus Director since 2017 Independent Age: 64

Professional background: Dr. Marcus is an Assistant Professor of the Department of Health Professions at Hofstra University. Previously, she served as Assistant Professor and Assistant Dean of the Healthcare Business and Administrative Services at the Massachusetts College of Pharmacy and Health Sciences (2016-2019). Prior to her academic appointments, Dr. Marcus held a variety of senior leadership roles in diagnostics, pharmacy benefit management, consulting and managed care, including CEO of Calloway Labs (2013-2015), CEO of Caris Diagnostics (2006-2008), and consultant and practice leader in the healthcare consulting practice of Exceptional Leaders International (2015-2017). Dr. Marcus held leadership roles at several Fortune 100 companies, including United Healthcare and CIGNA Healthcare. She serves on the Board of Natera, Inc. (NTRA), a global genetic testing and diagnostics company, and Engineering World Health, a non-profit organization. In 2019, Dr. Marcus completed her tenure on the Centers for Medicare & Medicaid Services Advisory Panel on Clinical Diagnostic Laboratory Tests. Dr. Marcus is an NACD Board Leadership Fellow.

Qualifications: Dr. Marcus’ vast financial, managerial, and healthcare experience, as well as her experience in a publicly-traded company, are strong attributes for our Board.

Board and Committee positions: Chair of the Enterprise Risk Management Committee, and member of the Audit Committee and the Finance Committee.

Roberta Herman, MD Director since N/A Independent Age: 64

Professional background: Dr. Herman has been the President and Chief Executive Officer of the Joslin Diabetes Center in Boston, Massachusetts, the largest institution in the world devoted exclusively to diabetes research, care and education, since January 2020. Prior to joining the Joslin Center, Dr. Herman served as the Executive Director of the Group Insurance Commission which procures and administers health insurance and other benefits to more than 425,000 employees and retirees of the Commonwealth of Massachusetts. From 2014 to 2016, Dr. Herman was a co-leader at Navigant Consulting, Inc. having spent the better part of 20 years as Chief Medical Officer and then COO at Harvard Pilgrim Health Care. Until last July, Dr. Herman served on the Board of Voluntis, a digital therapeutics company.

Qualifications: Dr. Herman’s extensive clinical experiences, her expertise in public health policy, and her deep knowledge of the managed care business, all of which have been acquired throughout her distinguished career as a prominent clinical executive, a business leader of a major health insurance organization, and currently as CEO of a globally recognized academic medical and research institution contribute valuable skill sets and insights to our Board.

Nominee for Group 3 Director, for a one-year term
Luis A. Clavell-Rodríguez, MD Director since 2006 Not independent Age: 69
Professional background: Dr. Clavell-Rodríguez served as chief executive officer of the Comprehensive Cancer Center of the University of Puerto Rico from 2015 until his retirement in 2020. As part of the services provided by San Jorge Children’s Medical Specialties PSC, a professional services corporation that employs Dr. Clavell-Rodríguez, he served as chief medical officer at San Jorge Children’s Hospital from 1994 to 2019. During that period, he also served as president of the Professional Board at San Jorge Children’s Hospital. He is the principal investigator for the Children’s Oncology Group, a clinical trial organization, and co-PI in the Puerto Rico National Cancer Institute Oncology Community Research Program, organizations sponsored by the National Cancer Institute. He also serves as member of the Board of Managers of SHC Holding, LLC and SHC Owner, LLC, Companys affiliates currently developing a healthcare facility.

Dr. Clavell is also a professor of pediatrics and cancer medicine at the University of Puerto Rico’s School of Medicine. He has particular expertise in translational research, and health delivery research and policy. During his tenure at the Comprehensive Cancer Center he had the primarily responsibility for its hospital’s successful construction, accreditation and operation. He is a NACD Board Leadership Fellow.

Qualifications: Dr. Clavell-Rodríguez’ profound understanding of the managed care business and his more than thirty years of professional experience in the medical field, including the administration of medical facilities and related entities, provide valuable insight for our Board.

Board and Committee positions: Chair of the Board and member of the Finance Committee and the Enterprise Risk Management Committee.

Directors continuing in office
Group 3 Directors (terms expire at the 2022 annual meeting)
David H. Chafey, Jr. Director since 2013 Independent Age: 67
Professional background: Mr. Chafey was a member of the administrative board of the Puerto Rico Dairy Industry Development Fund and director of Industria Lechera de Puerto Rico, Inc. (Indulac) from July 2016 to June 2019. Mr. Chafey was also the chair of the board of directors of the Government Development Bank for Puerto Rico from January 2013 to June 2015. Previously, he served as president and chief operating officer of Popular, Inc., a publicly traded financial holding company, from 2009 to 2010, and president of Banco Popular de Puerto Rico, a subsidiary of Popular, Inc., from 2004 to 2010. He also served in various senior executive positions within Popular, Inc., including chief financial officer and executive vice president. Mr. Chafey also served in several boards of directors, including Popular, Inc., VISA Latin America and Caribbean, and VISA International. He is a NACD Board Leadership Fellow.

Qualifications: Mr. Chafey’s governmental experience, operational management skills in the banking and financial industry, financial acumen, and executive leadership in a publicly traded company provide critical insight into business and financial matters to our Board.

Committee positions: Chair of the Finance Committee, member of the Audit Committee.

Manuel Figueroa-Collazo, PE, PhD Director since 2004 Independent Age: 69

Professional background: Mr. Figueroa-Collazo is the president of Smart Networks, LLC, a telecommunications, hosting and data processing company in Puerto Rico, and of MFC Investments, Inc. From 1999 to 2019, he was president of Vernet, Inc., an educational software development company. He was previously CEO of AT&T de Mexico and currently chairs the State Committee for NSF’s Established Program to Stimulate Competitive Research (EPSCoR) in Puerto Rico. He is a NACD Board Leadership Fellow and a certified Cyber Security Oversight Professional.

Qualifications: Mr. Figueroa-Collazo brings to our Board considerable experience in information technology, cyber security, international markets, and executive management insight, which is critical to our business.

Committee positions: Member of the Governance and Sustainability Committee, Compensation and Talent Development Committee, and Enterprise Risk Management Company.

Group 2 Directors (terms expire at the 2023 annual meeting)
Cari M. Dominguez, PhD Director since 2012 Independent Age: 72
Professional background: Ms. Dominguez is president of Dominguez & Associates, a management consulting firm, since 2007. Prior to that, Ms. Dominguez held several leadership positions in the public and private sectors, including chair of the United States Equal Employment Opportunity Commission from 2001 to 2006, Partner of Heidrick & Struggles, a consulting firm, from 1995 to 1998, Director of Spencer Stuart, a consulting firm, from 1993 to 1995, and Assistant Secretary for Employment Standards Administration, and Director of the Office of Federal Contract Compliance Programs of the U.S. Department of Labor, from 1989 to 1993. She has also held a series of executive positions, including SVP and Chief Talent Officer at Loma Linda University Health, and with Bank of America from 1984 to 1989. Ms. Dominguez serves as a director of ManpowerGroup, Inc., a global workforce solutions provider, since 2007, and is a member of its compensation and human resources committee. She also serves as a trustee of The Calvert Funds since 2008, and as a director, faculty member, and Board Leadership Fellow of the NACD.

Qualifications: Ms. Dominguez has extensive experience in government relations and labor markets from her various governmental positions. She also brings executive, international, and operational experience in the human resources industry. Her expertise in workforce preparedness, human resources management, corporate governance, social responsibility, and public policy are of increasing importance to our company.

Board and Committee positions: Vice Chair and Lead Independent Director of the Board, Chair of the Governance and Sustainability Committee, and member of the Compensation and Talent Development Committee.

Roberto Santa María Director since 2015 Independent Age: 69

Professional background: Mr. Santa María is a retired audit partner of Pricewaterhouse Coopers, LLC (PwC). He joined the Audit Practice of PwC in 1973 and was admitted to the partnership in 1988. From 2004 until his retirement in 2012, Mr. Santa María was partner-in-charge of PwC’s audit practice division as well as managing partner of the San Juan Office. While at PwC, he served several SEC registered clients as well as private companies in several industries. He currently serves as President and member of the board of the Angel Ramos Foundation, the largest private foundation in Puerto Rico. Mr. Santa María is a NACD Board Leadership Fellow.

Qualifications: Mr. Santa María’s vast experience with a major accounting firm and his understanding of accounting and finance principles are strong attributes for our Board.

Board and Committee positions: Chair of the Audit Committee and member of the Finance Committee.

Directors not continuing in office
Group 2 Director – not a nominee (term expires at the 2021 annual meeting)
Joseph A. Frick Director since 2013 Independent Age: 68
Professional background: Mr. Frick is currently a senior advisor to Diversified Search, a national executive search firm. From May 2011 to October 2016, he served as executive vice chair of the firm. He is also vice-chair of the board of directors, member of the executive committee, and chair of the strategic initiatives committee of Independence Blue Cross, a health insurance company. He previously served as president and chief executive officer of Independence Blue Cross from 2005 to 2010 and as senior vice president of human resources and administration from 1993 to 2005. He was a member of the board of directors and chair of the Compensation and Talent Development Committee of BioTelemetry, Inc., a publicly-traded company, since October 2013 until February 2021, when the transaction whereby BioTelemetry was acquired by Royal Phillips closed, at which time it’s board was dissolved. Before serving in Independence Blue Cross, he worked in various management positions within the publishing and the electronics industries. He also served on the boards of directors of BCBSA and America’s Health Insurance Plans, among others. Mr. Frick also serves on the Philadelphia regional advisory board of the PNC Bank. As a colon cancer survivor, Mr. Frick is a member of the CEO’s Against Cancer of the American Cancer Society. He is a NACD Board Leadership Fellow.

Qualifications: Mr. Frick’s significant experience as an executive and a director in several companies with similar businesses as ours and in a publicly-traded company provides an invaluable perspective to our Board. In particular, his knowledge, experience, and network within the healthcare sector and the Blue Cross Blue Shield system is of great benefit to the organization related to both operational and strategic initiatives.

Board and Committee positions: Chair of the Compensation and Talent Development Committee and member of the Governance and Sustainability Committee.

PROPOSAL 2 — RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected D&T as our independent registered public accounting firm for 2021. Our Board considers the selection of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the selection of D&T for ratification by shareholders.
Recommendation:   Vote FOR the proposal.
Overview
Current law, rules, and regulation, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise our independent registered public accounting firm. Although ratification by our shareholders is not required by our bylaws or otherwise, the Board believes submitting the selection of D&T is a matter of good corporate governance. If shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain D&T. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our shareholders. Representatives of D&T are expected to attend the meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.
The affirmative vote of the holders of a majority of the shares of common stock entitled to vote and present or represented by proxy at the meeting is required to ratify the selection of D&T as the Company’s independent registered public accounting firm for 2021.
Independent registered public accounting firm fees and other matters
The following is a description of the fees billed or accrued for the professional services rendered by D&T, our auditors for the years ended December 31, 2020 and 2019:
Type of Fees	2020	2019
Audit Fees	$3,591,615	$3,882,938
Audit-Related Fees	$369,600	$703,247
Tax Fees	$11,639	$750
All Other Fees	$54,385	$1,917,800
Total	$4,027,239	$6,504,735
Audit fees. The audit fees for the years ended December 31, 2020 and 2019 corresponded to professional services rendered by D&T for the integrated audits of our annual consolidated financial statements and system of internal control over financial reporting, reviews of the financial statements included in our quarterly reports on Form 10-Q, and statutory audits required of our subsidiaries. Total audit fees for the year ended December 31, 2020 amounted to $3,358,000. These audit fees include $25,000 billed during the year ended 2020 related to additional work required for the December 31, 2019 audit, $12,000 additional billing related to a regulator’s examination and $15,000 related to an S-8 filing. Total amounts paid for sales and use tax and for reimbursed expenses for the year ended December 31, 2020 amounted to $117,320 (including $600 related to additional work required for the S-8 filing and $480 related to the regulator’s examination) and $116,295 for reimbursed expenses (including $75,978 that were billed during the year ended December 31, 2020 related to the audit of the year ended December 31, 2019).
Total fees related to the audit of the financial statements for the year ended December 31, 2019 amounted to $3,546,500, including $225,000 billed during the year ended 2019 related to additional work required for the December 31, 2018 audit, $15,000 additional billing related to a regulator’s examination. Total amounts paid for sales and use tax and for reimbursed expenses for the year ended December 31, 2019 amounted to $141,860 (including $9,000 that were billed during the year ended December 31, 2019 related to additional work required for the December 31, 2018 audit and $600 related to the regulator’s examination) and $194,578 for reimbursed expenses (including $74,000 that were billed during the year ended December 31, 2019 related to the audit of the year ended December 31, 2018).

Audit-related fees. Audit-related fees for the years ended December 31, 2020 and 2019 included fees that corresponded to procedures performed for SSAE 18 (Statement of Standards for Attestation Engagements-Reporting on Controls at Service Organizations) audits. SSAE 18 fees for the year ended December 31, 2020 amounted to $239,600, including $10,800 of reimbursed expenses and $8,800 of sales and use tax. Also, included in the audit-related fees are $130,000 for the Federal Employee Health Benefit Program (FEHBP) administered by Triple-S Salud, Inc. for audit-related work (including $5,000 of sales and use tax).
SSAE 18 fees for the year ended December 31, 2019 amounted to $501,147 in audit-related fees, including $11,827 of reimbursed expenses and $18,820 of sales and use tax. In addition, included in the audit-related fees is the audit of the FEHBP, which amounted to $119,600, including the sales and use tax of $4,600. Agreed Upon Procedures were performed for the year ended December 31, 2019 for the Federal Employee Program amounting to $82,500 (including $4,500 of reimbursed expenses and $3,000 of sales and use tax).
All Other Fees. The Company contracted D&T to perform an assessment of the current operating model and provide organization design recommendations. For the year ended December 31, 2020, $54,385 were paid corresponding to expense reimbursements. The fees related to these approved non-audit services for the year ended December 31, 2019 amounted to $1,917,800, including reimbursed expenses of $173,200 and sales and use tax of $67,100.
Tax fees. Tax fees for services rendered in relation to Triple-S Blue, Inc. in Costa Rica amounted to $11,639 (including $1,339 of sales and use tax) for the year ended December 31, 2020 and $750 for the year ended December 31, 2019.
Audit Committee’s pre-approval policies and procedures
The Audit Committee must pre-approve all auditing and non-audit services rendered by our independent registered public accounting firm. Pre-approval, however, is not required for non-audit services if: (1) the aggregate dollar value of such services does not exceed five percent of the total fees paid by the Company to the external auditors during the fiscal year in which the non-audit services are provided; (2) if such services were not recognized as non-audit services at the time of the engagement; and (3) such services are promptly brought to the attention of and approved by the Audit Committee prior to the completion of the audit. In accordance with the foregoing, the Audit Committee pre-approved all audit and non-audit services provided by D&T in 2020.

PROPOSAL 3 — AN ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Our Board believes our executive compensation program is designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests and support long-term value creation. We are presenting the following resolution, which provides you the opportunity to endorse or not endorse our executive compensation program:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in ‘Compensation Disclosure—Compensation discussion and analysis,’ the compensation tables and the narrative discussion contained in our 2021 proxy statement.”
Recommendation:   Vote FOR the proposal.
Overview
In 2017, our shareholders voted that the compensation of our NEOs be presented to our shareholders on an annual basis. Our Board accepted our shareholders’ advisory vote, and in this proxy statement, we are asking our shareholders to provide advisory approval of the compensation of our NEOs, as such compensation is described in the section titled “Compensation Disclosure” of this proxy statement.
Our executive compensation program is designed to enable us to attract, motivate and retain executive talent, which is critical to our success. We seek to accomplish this in a way that rewards performance and is aligned with our shareholders’ long-term interests. We encourage our shareholders to review the information in “Compensation Disclosure—Compensation discussion and analysis” of this proxy statement, the executive-related compensation tables and the narrative disclosures that accompany the compensation tables for more detailed information on our executive compensation program and the decisions made by the Compensation and Talent Development Committee in 2020.
The following is a summary of some elements of the executive compensation program:
•
Competitive pay within best practices. Compensation aims to reflect best practices. Total executive compensation is regularly compared by our Compensation and Talent Development Committee with total compensation levels for equivalent positions at companies of similar size and complexity.

•
Balanced compensation mix. Total compensation—which includes base salary, short and long-term variable pay opportunities, benefits and perquisites. A significant percentage of total compensation is delivered in the form of incentive compensation.

•
Appropriate reward of short-term performance. Cash incentive focuses on the achievement of various financial, management and individual objectives. Maximum payment of NEOs’ cash incentive is limited to 150% of their respective target opportunity.

•
Equity compensation focused on long-term performance. 75% of the equity award value is granted in the form of performance shares and the remaining 25% in the form of time-based restricted stock. Performance shares vest at the end of a three-year performance period if performance goals are achieved and restricted shares vest in equal proportions over a three-year period.

•
Annual review of chief executive officer and other executive officers’ performance. The Compensation and Talent Development Committee has direct responsibility for overseeing the performance of the chief executive officer. The committee also discusses with the chief executive officer the performance of those executives and other personnel under his direct report as part of the committee determinations on executive compensation.

•
Commitment to good governance. The Compensation and Talent Development Committee has retained an independent compensation consultant. The committee also oversees the compliance of compensation-related policies and practices, including our claw-back provisions, stock ownership guidelines, an equity award grant policy, and insider trading policy, among others. Additionally, the committee reviews all compensation-related risks on an annual basis.

Rule 14a-21 of the Exchange Act enables our shareholders to vote to approve, on an advisory basis, the compensation of our NEOs. At the Company’s 2020 annual meeting of shareholders, 99.13% of our shareholders approved, on an advisory basis, the compensation of our NEOs. Pursuant to that vote, our Board approved an executive compensation program that is similar to the one presented to our shareholders in our 2020 proxy statement.
Also, Rule 14a-21 enables our shareholders to advise the Company on the frequency of their vote on the compensation of our NEOs. In 2017, our shareholders voted that such compensation be presented for shareholder’s advisory approval on an annual basis and the Board accepted the advice of our shareholders.
In accordance with Rule 14a-21 of the Exchange Act, the next shareholder vote on the frequency of the vote on executive compensation will be held no later than the 2023 annual meeting of shareholders.
The affirmative vote of the holders of a majority of the shares of common stock entitled to vote and present or represented by proxy at the meeting is required to approve this proposal.
While our Board intends to carefully consider the vote resulting from the proposal, the vote is advisory in nature and it is not binding on the Company, the Board, or our Compensation and Talent Development Committee, nor will it create or imply any additional fiduciary duty for the Company, the Board, or the Compensation and Talent Development Committee. The shareholders’ vote will not overrule any decision made by our Board nor require the Board to take any action. However, the Compensation and Talent Development Committee and the Board value the opinions expressed by our shareholders in their vote on this proposal and will take into account the outcome of the vote when considering future executive compensation decisions regarding our NEOs.

PROPOSAL 4 — AMENDMENT TO ARTICLE FIFTH OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION AND ELIMINATION OF ATTACHMENTS B AND C TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
Proposal 4 is presented by the Board to amend Article FIFTH of our Amended and Restated Articles of Incorporation (the “Articles” or “Articles of Incorporation”). It would eliminate all references in the Articles to Class A Shares of the Company which were converted in their entirety to Class B Common Stock on August 7, 2019.
RESOLVED, that Article FIFTH of the Articles of Incorporation shall be amended and restated as follows:
FIFTH:A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Hundred Million (300,000,000) shares, consisting of (a) ~~(1) one hundred million (100,000,000) shares of Class A Common Stock, par value $1.00 per share (the “Class A Common Stock”), and (2) one~~   two hundred million ( ~~1~~  200,000,000) shares of  ~~Class B~~   Common Stock, par value $1.00 per share (the “ ~~Class B~~   Common Stock”), and (b) One Hundred Million (100,000,000) shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”). Immediately upon the effectiveness (the “Effective Time”) of this Amended and Restated Articles of Incorporation, each share of Class B Common Stock, par value $1.00 per share (the “Class B Common Stock”) issued and outstanding or held as treasury stock immediately prior to the Effective Time shall, automatically and without the need for any further action, be reclassified as, and shall be converted into, one validly issued, fully paid and nonassessable share of Common Stock. Any stock certificate that immediately prior to the Effective Time represented shares of Class B Common Stock shall from and after the Effective Time be deemed to represent shares of Common Stock into which the shares formerly represented by such certificate have been reclassified and converted, without the need for surrender or exchange thereof.  ~~On the effective date of this provision, all shares of common stock outstanding prior thereto shall be automatically converted into Class A Common Stock. As used herein the term “Common Stock” shall mean the Class A Common Stock and Class B Common Stock. The rights, privileges and ownership interests represented by each share of Class A Common Stock shall be identical in every respect to the rights, privileges and ownership interests represented by each share of Class B Common Stock, except as otherwise expressly provided below.~~
1. Voting Rights. Each holder of a share of Common Stock shall be entitled to one vote for each share standing in such holder’s name on the books of the Corporation irrespective of the class or series thereof, and all shares of all classes and series of Common Stock shall vote together as a single class ~~; provided, that any amendment to these Amended and Restated Articles of Incorporation affecting any of the rights, privileges or ownership interests of the Class A Common Stock or the Class B Common Stock, including but not limited to the rights set forth in Attachments B and C hereto, shall require the affirmative vote of a majority of the shares outstanding of each of the Class A Common Stock and the Class B Common Stock.~~
2. Dividends. When and as dividends are declared or paid or distributions are made upon Common Stock, whether payable in cash, in property or in securities of the Corporation, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends and distributions. Dividends declared and payable in shares of Common Stock shall be declared and be payable at the same rate in each class of stock.  ~~Dividends on shares of Class A Common Stock shall be payable in shares of Class A Common Stock and the dividends on shares of Class B Common Stock shall be payable in shares of Class B Common Stock.~~
 ~~3. Conversion. Holders of the Class A Common Stock shall be entitled to the conversion rights set forth in Attachment B hereto.~~
 ~~4. Anti-Dilution Rights. Holders of the Class B Common Stock shall be entitled to the anti-dilution rights set forth in Attachment C hereto.~~
FURTHER RESOLVED, that Attachment B to the Articles of Incorporation is hereby eliminated in its entirety; and
FURTHER RESOLVED, that Attachment C to the Articles of Incorporation is hereby eliminated in its entirety.”

Overview
On June 25, 2019, the Board of Directors authorized the conversion (the “Conversion”) of the Company’s remaining issued and outstanding Class A common shares into Class B common stock, effective July 16, 2019. The Board of Directors determined that the Conversion was timely because (i) it had been five (5) years since the completion of the Company’s initial public offering, (ii) the Conversion simplified the Company’s capital structure and (iii) a single class of publicly traded common shares would enhance long-term value for the Company’s shareholders.
As a result of the Conversion and in order to simplify the Articles by eliminating language that is now superfluous, the Board has determined that Article FIFTH of the Articles should be amended in order to eliminate all references to the Company’s Class A common stock.
The affirmative vote of a majority of the issued and outstanding shares of common stock, entitled to vote as of the record date, is required to approve this proposal.

PROPOSAL 5 — AMENDMENT TO ARTICLE TENTH OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
Proposal 5 is presented by the Board to amend Article TENTH of our Articles. It would eliminate the classified board structure when permitted under the Company’s contractual obligations with the Blue Cross and Blue Shield Association (“BCBSA”).
“RESOLVED, that Article TENTH of the Articles of Incorporation shall be amended in order to add a new paragraph D to read in its entirety as follows:
D. Notwithstanding the foregoing paragraphs in this Article TENTH, if the requirement for a classified board structure set forth in the Corporation’s license agreements with the BCBSA is eliminated or is otherwise no longer applicable to the Corporation, the Board of Directors, without requiring any additional shareholder approval, shall take all necessary actions to implement the elimination of the classified board structure and provide for the annual election of all Directors, which shall be phased in over a three-year period commencing with the first annual meeting of shareholders occurring at least ninety (90) days after the date the Board of Directors determines that such requirement is eliminated or is otherwise no longer applicable to the Corporation.”
Recommendation:   Vote FOR the proposal.
Overview
The Articles of Incorporation of the Company currently require a classified board structure with three groups of directors, each group containing as close to one-third of the total number of directors as possible and each class of directors serving a three-year term. Such classified board structure is a requirement under the Company’s license agreement with the BCBSA. Based on leading corporate governance practices, the Board understands that the annual election of all board members provides the Corporation’s shareholders with more say as to who represents them. Therefore, the Board proposes this amendment to the shareholders so that it may be implemented without further shareholder action when it would not interfere with the Company’s existing contractual obligations.
The affirmative vote of a majority of the Company’s issued and outstanding shares of common stock, entitled to vote as of the record date, is required to approve this proposal.

CORPORATE GOVERNANCE
Our Board has responsibility for establishing broad corporate policies and reviewing the Company’s overall performance rather than day-to-day operations. The Board also oversees our president and chief executive officer and other senior management and, in so doing, serves the Company’s and our shareholders’ best interests. The Board selects, evaluates and provides for the succession of executive officers, nominates individuals to serve as directors of the Company for election at annual shareholder meetings and elects individuals to fill any vacancies on the Board. It reviews and approves corporate objectives and strategies, evaluates significant policies and proposed major commitments of corporate resources, and participates in decisions that have a potential major economic impact on us. Management keeps the directors informed of our activity through regular written reports and presentations at Board and committee meetings.
Good corporate governance is paramount to ensure that we are managed for the long-term benefit of our shareholders. The Board engages in a regular process of reviewing our corporate governance practices and compares them to those suggested by various authorities in corporate governance and the practices of other public companies. The Board also reviews its policies and practices in light of proposed and adopted laws and regulation, including the rules of the SEC and the NYSE. We encourage you to read this section of our proxy statement, which provides information about our Board and our corporate governance practices.
Overview
Board oversight of our Company is guided by strong corporate governance, effective policies and practices, and high ethical standards. The following is an overview of our corporate governance structure:
Board composition and structure	•	Our Board has currently fixed the number of directors at 9.
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Our Board is divided into three groups, with one group being elected each year and members of each group holding office for a three-year term. This classified board structure is required by the terms of our license agreement with the BCBSA.

	•	Positions of chair of the Board and chief executive officer are separated.
Board independence	•	7 out of 9 of our current directors are independent.
	•	Our president and chief executive officer is the only management director.
	•	The chair of the Board is not independent.
	•	The vice chair of the Board is our lead independent director and leads in executive sessions with independent directors.
Board Committees	•	Five committees: Audit, Governance and Sustainability, Compensation and Talent Development, Finance, and Enterprise Risk Management.
	•	According to their charters, except for the Finance and Enterprise Risk Management committees, all other committees must be composed entirely of independent directors.
	•	The president and chief executive officer is not appointed as a member of any committee.
	•	Our Board and its committees have the authority to retain independent advisors.

Membership criteria and qualifications	•	Directors must notify the Board before accepting invitations to serve on another public company board.
	•	No director may serve on more than four public company boards (including the Company’s board), and the CEO may not serve on more than one public company board in addition to our board.
	•	Directors must submit an offer to resign in the event of a substantial change in their principal occupation.
	•	Annual performance evaluations and self-assessment of the Board, committees, and directors.
	•	The Governance and Sustainability Committee regularly reviews the Board’s competency mix and recommends candidates in light of Board and Company strategy.
	•	Directors are strongly encouraged to complete a minimum level of director training annually.
Corporate Governance documents and additional information
You may visit the Governance section of our website at http://investors.triplesmanagement.com to find additional information about our Company’s corporate governance program and policies, including electronic copies of our corporate governance guidelines, our Code of Business Conduct and Ethics and Code of Ethics for Financial Managers and Supervisors, the charters of the Audit, Governance and Sustainability, and Compensation and Talent Development committees, and our Articles and bylaws. Shareholders may also request print copies of any of these documents, without charge, by contacting our Secretary, Carlos L. Rodríguez-Ramos, Esq., P.O. Box 363628, San Juan, Puerto Rico 00936-3628, or by calling during our business hours at (787) 749-4949, Ext. 8321953.
Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) designed to support our commitment to integrity, ethical behavior and professionalism and to comply with the laws, rules and regulations that govern our business. Our Code of Ethics applies to our Board, officers, and employees, as well as to agents, consultants and other representatives when engaged by or otherwise representing our Company and its interests. Our Board, through the Audit Committee, monitors compliance with the Code of Ethics. The Company has also adopted a Code of Ethics for Financial Managers and Supervisors that is applicable to all financial personnel in supervisory roles of the Company and its affiliates and supplements the Company’s Code of Ethics.
Our Code of Ethics expresses the values and principles behind the way we conduct our business, including providing a positive and productive work environment, protecting the environment, fair dealing, avoiding conflicts of interest, and proper use of corporate resources, among others. The Code of Ethics also provides guidance and information on how to report violations and unethical behavior, including access to EthicsPoint, a confidential hotline operated by an independent service, available at the toll-free number 1-866-384-4277 or electronically through www.ethicspoint.com. Communications received by EthicsPoint are completely confidential and allow for shareholders, employees and other interested parties to report anonymously any violations or irregularities that could affect us without fear of retaliation or intimidation.
Any waiver of the Code of Ethics or of the Code of Ethics for Financial Managers and Supervisors may be made only by our Board. The Code of Ethics provides guidance and information on how to report suspicious or illegal activities and violations to our Code of Ethics. The Company intends to disclose any changes in, or waivers from, the Code of Ethics and the Code of Ethics for Financial Managers and Supervisors by posting such information on its website or as required by law or stock exchange rules or regulations. Our Board has not granted any waivers to the Code of Ethics.

Independence of Directors
Our director independence standards conform to those required by the NYSE and BCBSA. Under these standards, a director qualifies as “independent” if our Board affirmatively determines that the director has no material relationship with us other than as a director. In assessing whether a director has a material relationship with us, directly or as a partner, shareholder or officer of an organization that has a relationship with us, the Board uses the criteria outlined in Section 303A.02 of the NYSE Listed Company Manual. For relationships not covered by the NYSE guidelines, the determination of whether a material relationship exists is made by the members of our Board who are independent under said guidelines. Our Board has reviewed the relationships between the Company, including our subsidiaries or affiliates, and each board member, including each such director’s immediate family members.
The Board has affirmatively determined that all current directors are independent other than Dr. Clavell-Rodríguez and Mr. García-Rodríguez. The Board determined that Dr. Clavell-Rodríguez is not independent because Dr. Clavell-Rodríguez’s employer, San Jorge Children’s Medical Specialties PSC, received approximately $445,490.47 in insurance claims from the Company and its subsidiaries and affiliates during 2020. Mr. García-Rodríguez is not independent because he is our president and chief executive officer. Each of the independent directors has no relationship with us, other than any relationship that is categorically not material under the guidelines indicated above and other than as disclosed in this proxy statement under “Compensation Disclosure—Director Compensation” and “Other relationships, transactions and events.” The Board has determined that the relationships described in this proxy statement do not preclude a determination of independence because the relationships will not impair the applicable director’s ability to render an independent judgment.
Pursuant to NYSE and BCBSA requirements, neither non-independent directors nor our officers and employees, including those of our subsidiaries, are members of the Compensation and Talent Development, Audit or Governance and Sustainability committees.
Board leadership structure
The Board believes its current leadership structure best serves the oversight of management, its ability to carry out its roles and responsibilities on behalf of the shareholders, and the Company’s overall corporate governance. We believe that the separate roles of president and chief executive officer and chair of the board reflects the differences between the two roles. The president and chief executive officer is responsible for executing our strategic plan and overseeing the performance of our day-to-day operations, while the chair of the Board provides guidance to the president and chief executive officer, sets the agenda for Board meetings and presides over meetings of the Board and executive sessions of non-management directors.
Each director on our Board is free to call upon any director to provide leadership in a given situation. However, because Dr. Clavell-Rodríguez, our chair, is not independent, our Board appointed the vice chair of our Board, Ms. Dominguez, as lead independent director. Ms. Dominguez’ responsibilities as lead independent director include: presiding all meetings of the Board at which the chair of the Board is not present, serving as liaison between the chair of the Board and the independent directors, presiding over the executive sessions of the independent directors and having the authority to call meetings of the independent directors. The Board holds executive sessions with independent directors at least once a year. The Board periodically reviews the leadership structure and may make changes to the current structure in the future.
Board meetings and committees
Our Board met six times during 2020. Each of the incumbent directors attended 75% or more of the aggregate meetings of the Board and each of the committees on which they served during the period for which such person has been a director during 2020. Directors are also kept informed of our business through meetings and other communications, including direct communications with our Board’s chair and others regarding matters of interest and concern to us and our shareholders. Mr. García-Rodríguez is the only director who is also an employee of the Company. He does not participate in any discussion or vote at any Board or committee meeting at which his compensation is evaluated.

We encourage our directors to attend our annual meeting of shareholders; however, we have not adopted a formal policy requiring director attendance at the annual meeting of shareholders. All of our then current members of the Board attended our 2020 annual meeting of shareholders.
Non-management directors meet regularly in executive sessions without management. Non-management directors are all our Board members who are not our officers and include directors, if any, who are not “independent” by virtue of the existence of a material relationship with us. The chair of the Board presides over these executive sessions, which are typically held in conjunction with each regularly scheduled meeting of the Board. Independent directors also meet at least once per year in executive session without management or directors who are not independent. Ms. Dominguez, the vice chair of the Board and lead independent director, presides over these executive sessions.
Our Board has five standing committees: Audit, Compensation and Talent Development, Governance and Sustainability, Finance, and Enterprise Risk Management. The responsibilities of each committee are set forth in its respective charters, which have been approved by the Board. Committees must review their respective charters and perform a self-evaluation at least annually. Each committee has the authority to engage, retain, and approve the fees and payment of advisors as deemed necessary or appropriate to carry out its responsibilities without further action by the Board. Such independent advisors may be the regular advisors to the Company.
The following table sets forth the current members of the Board and each of its committees.
Director	Audit	Compensation and Talent Development	Governance and Sustainability	Finance	Enterprise Risk Management
Luis A. Clavell-Rodríguez, Chair*				Member	Member
David H. Chafey, Jr.	Member#			Chair
Cari M. Dominguez, Vice Chair		Member	Chair
Manuel Figueroa-Collazo		Member	Member		Member
Joseph A. Frick		Chair	Member
Gail B. Marcus	Member#			Member	Chair
Stephen L. Ondra		Member			Member
Roberto Santa María	Chair#			Member
Roberto García-Rodríguez*
*	Not independent
#	Audit Committee financial expert
Audit Committee
Members:	The committee assists the Board, among other things, in fulfilling its oversight responsibilities relating to:
Messrs. Santa María (chair) and Chafey, and Ms. Marcus	•	Integrity of the Company’s financial statements;
	•	Effectiveness of the Company’s internal control over financial reporting;
	•	Selection of the independent registered public account firm;
	•	Performance of the Company’s internal audit function and independent registered accounting firm;
	•	Overseeing compliance of our Code of Ethics and Code of Ethics for Financial Managers and Supervisors; and
	•	Company compliance with laws and regulations.
Independence and other criteria. All members of the committee have been determined by the Board to meet the independence requirements under NYSE and BCBSA standards and Rule 10A-3(b)(1) of the Exchange Act. The Board has determined that each member of the committee is financially literate and has accounting and/or related financial management expertise as required under the rules of the NYSE, and that Messrs. Santa María and Chafey, and Ms. Marcus qualify as “audit committee financial experts” as defined under applicable SEC rules. None of the committee members serve on the audit committee of more than three listed public company.
Meetings. The committee met six times during 2020.
Additional information about the committee and its activities during 2020 is described in the Audit Committee Report contained in this proxy statement.
Compensation and Talent Development Committee
Members:	The committee is responsible, among other things, for the following matters:
Messrs. Frick (chair), Figueroa-Collazo, and Ondra, and Ms. Dominguez	•	Reviewing the compensation plan of our non-employee directors and making recommendations to the Board with respect to such compensation;
	•	Evaluating the policies, program design and structure of, and reviewing and approving annual performance objectives relevant to, the compensation of the executive officers of the Company;
	•	Overseeing the administration of and compliance with the Company’s incentive compensation plan, and making the awards under such plan;
	•	Overseeing the Board’s annual review of succession planning with respect to our chief executive officer and other senior executives; and
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Overseeing the Corporation’s plans related to human capital management (including diversity, equity and inclusion (“DEI”); environmental, social and governance (“ESG”); and other components related to sustainability).

Independence. The Board has determined that each member of the committee is independent under the NYSE and BCBSA standards.
Meetings. The committee met nine times during 2020.
Compensation consultant. In 2020, the Compensation and Talent Development Committee retained Pay Governance LLC (“Pay Governance”), an independent compensation consulting firm, to assist the committee on matters related to executive and director compensation. The Board has determined that Pay Governance is an independent consultant pursuant to Section 10C of the Exchange Act. Pay Governance reports exclusively to the Compensation and Talent Development Committee and does not provide any additional services to us.
Pay Governance worked with the Compensation and Talent Development Committee to review the competitiveness of our executive pay levels relative to peer practices and the review of the design of our compensation program and our compensation policies to ensure they remain contemporary with prevailing best practices and support our stated business and compensation objectives. Pay Governance also provided the Committee with an update on executive compensation trends and regulatory developments, assisted the Compensation and Talent Development Committee in performing a risk assessment of our compensation programs, and in providing support for the preparation of our compensation disclosure in this proxy statement.

Additional information about the Compensation and Talent Development Committee and its activities during 2020 is described in “Compensation Disclosure—Compensation discussion and analysis” in this proxy statement.
Governance and Sustainability Committee
Members:	The committee is responsible, among other things, for the following matters:
Ms. Dominguez (chair), and Messrs. Figueroa-Collazo and Frick	•	Recommending to the Board the criteria for the selection of individuals qualified to serve as directors;
	•	Identifying individuals qualified to serve on the Board consistent with criteria approved by the Board;
	•	Recommending the Board nominees for election as directors at any meeting of shareholders;
	•	Reviewing and recommending to the Board a set of corporate governance principles;
	•	Reviewing our corporate governance guidelines, our Code of Ethics, committee charters and other corporate documents and recommending changes to the Board, consistent with best practices;
	•	Overseeing compliance with our corporate governance guidelines and practices, and director’s independence requirements; and
	•	Review and assess the Company’s ESG initiatives and make recommendations to the Company to further its ESG goals.
Independence. The Board has determined that each member of the committee is independent under the NYSE and BCBSA standards.
Meetings. The committee met six times during 2020.
Finance Committee
Members:	The committee is responsible, among other things, for the following matters:
Messrs. Chafey (chair), Clavell-Rodríguez, and Santa María, and Ms. Marcus	•
Recommending to the Board the Company’s investment policy and guidelines, and financing policies, procedures and activities in accordance with best practices, good corporate governance, and compliance with applicable laws and regulation;

	•	Overseeing the Company’s investment portfolio and activities, including investment performance, risk management exposure, and our capital structure; and
	•	Reviewing and providing advice to the Board with respect to financial and investment development and transactions.
Meetings. In 2020, the committee met five times.

Enterprise Risk Management
Members:	The committee is responsible, among other things, for the following matters:
Ms. Marcus, and Messrs. Clavell-Rodríguez, Figueroa-Collazo, and Ondra	•	Overseeing the Company’s enterprise-wide risk management framework and strategic risks;
	•	Monitor and review the overall risk assessment for the Company’s most important risks, in coordination with other board committees;
	•	Identify and support management’s assessment of emerging risks and business trends; and
	•	Ensure that the management team is addressing key risks and exposures that impact the strategic direction of the Company.
Meetings. The Committee met five times in 2020.
Director nominations process
As part of the nominations process, the Governance and Sustainability Committee is responsible for determining the appropriate skills and characteristics required for new Board members in light of the current Board composition and for identifying qualified candidates for Board membership. The process followed by the committee to identify and evaluate candidates includes requests to Board members, senior management and others for recommendations, periodic meetings to evaluate biographical information and background material relating to potential candidates, and interviews of candidates identified by members of the committee and the Board.
In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, the Governance and Sustainability Committee applies the criteria set forth in our guidelines of corporate governance and its committee charter. Generally, the committee verifies that the selected individuals possess the following specific qualities or skills: experience or relevant knowledge, time availability and commitment, good reputation, analytical thinking, ability to work as a team, independent judgment, and ability to verbalize and present ideas in a rational and eloquent fashion. The committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. This process also takes into consideration our strategies, the annual peer and self-evaluations of each director, the fit between candidates’ qualifications and our needs, and applicable legal, regulatory and statutory requirements. The goal is to assemble a diverse board that is strong in its collective knowledge and consists of individuals who possess a variety of complementary attributes that serve the Company and its shareholders well. The Board is responsible for the final approval of new director candidates, as well as the nomination of existing directors for re-election.
Shareholders may recommend individuals for the Governance and Sustainability Committee to consider as potential director candidates in the Board’s slate of nominees by submitting their names and background to “Triple-S Management Corporation, Governance and Sustainability Committee,” at Triple-S Management Corporation, P.O. Box 363628, San Juan, PR 00936-3628. The committee will review the qualifications of recommended candidates if appropriate biographical information and background material are provided on a timely basis. Evaluation of such candidates will follow the same process, and apply the same criteria, as for candidates submitted by Board members, senior management or others. If the Board decides to nominate a shareholder-recommended candidate and recommends his or her election as a director by the shareholders, the name will be included in our proxy card for the shareholders’ meeting at which his or her election is recommended.
Shareholders also have the right to directly nominate director candidates, without any action or recommendation on the part of the Governance and Sustainability Committee or the Board, by following the procedures set forth in the Company’s bylaws and described in response to the question “How and when may I submit a shareholder proposal, including a shareholder nomination for director, for the 2022 annual meeting of shareholders?” in the “Information about voting, solicitation and the annual meeting” section of this proxy statement.

Criteria
In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended nominees, including re-election of directors and candidates recommended by shareholders, the Governance and Sustainability Committee, in accordance with the Board’s diversity policy and the committee charter, will review certain criteria to ensure we benefit from a broad diversity of director experience, thoughts, viewpoints and backgrounds. The committee considers personal characteristics each individual must show in order to be considered as a director and those competencies represented in the Board to promote a balanced composition of knowledge, experience and abilities that will allow the Board to fulfill its responsibilities, as further described below.
Personal attributes		Competencies		Other considerations

•	Integrity and good reputation	•	Public company service	•	Conflict of interest
•	Independent judgment	•	Accounting and finance	•	Cultural familiarity
•	Analytical thinking	•	Industry knowledge	•	Capacity to serve
•	Educational background	•	Technology and analytics	•	Diversity
•	Business acumen	•	Government and public policy
•	Commitment	•	Human resources
•	Diligence	•	Legal
		•	Executive leadership
		•	Professional experience
The committee recognizes the value of inclusiveness on the Board and carefully considers the Board’s diversity in the director identification and nomination process by taking into consideration the personal attributes, the competencies, and other perspectives of the individuals considered for director. The committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We do not discriminate against nominees on the basis of race, color, gender, religion, national origin, sexual orientation, disability or any other basis prohibited by law.
Risk oversight
The Board has the primary role, as a whole and through its committees, of overseeing the way in which management identifies and manages risks and providing guidance to management regarding their risk appetite and tolerance levels. Senior management is responsible for identifying significant risks, establishing tolerance levels, and developing and implementing the strategies, assessment, prioritization, mitigation and control of the Company’s most important risks. The Company maintains an Executive Risk Committee comprised of senior personnel that, among other things, ensures that the Company is maintaining effective risk management processes to identify, discuss, and communicate significant and emerging risks. Management is also responsible for identifying risk and risk controls related to significant business activities and Company objectives, and developing programs to determine the adequacy of risk identification, the balance of potential risk to potential reward, the appropriate manner in which to control risk, and the support of the risk-controlling behaviors and the risks to the Company’s strategy.
The Board receives management reports on the most significant potential risks that the Company faces and to what level and how the Company is seeking to control risk, where appropriate. On August 28, 2019, the Board constituted an Enterprise Risk Management Committee that has primary oversight over the Company-wide risk management program with an enterprise and strategic scope and, in coordination with other board committees, monitors and reviews the overall risk assessment for the Company’s most important risks. Additionally, each Board committee considers risks within its area of responsibility. For example, the Audit Committee oversees management of financial risks, including issues related to internal control over financial reporting, and our policies with respect to risk assessment and management. The Compensation and Talent Development Committee oversees the management of risks relating to our executive compensation structure, as well as enterprise risk management of human talent, organization and culture. Our Finance Committee oversees risks related to our investment policy, financial strategies, and corporate acquisitions and divestitures. While the Enterprise Risk Management Committee has primary responsibility for evaluating and overseeing the management of specific risks from a strategic point of view, such as cybersecurity and Information Management/IT Infrastructure, the entire Board is regularly informed about such risks through committee reports and concurrent sessions with other committees closely connected with certain risks. The Board also receives regular reports from members of senior management regarding areas of material risk to us, including operational, financial, legal, regulatory, strategic and reputational risks, and often discusses risk as part of its review of the ongoing business, financial performance, and other activities of the Company. In addition, the Board annually reviews our strategic plan which addresses, among other matters, the risks and opportunities we currently face and/or will face as we execute our strategy. Review of this information enables the Board to understand and assess our risk identification, appetite and tolerance, management, and mitigation strategies and initiatives.
Sustainability and Corporate Social Responsibility
At Triple-S we know that sustainable business practices are essential to our success and the wellbeing of Puerto Rico. In recognition of the significance of such matters, in 2020 we assigned responsibility for the review and assessment of TSM’s environmental, social and governance (“ESG”) initiatives to the Governance and Sustainability Committee of our Board (which we also renamed to include the term “sustainability”). The Governance and Sustainability Committee is supported in its role by the Compensation and Talent Development Committee, which oversees human capital management strategy, including diversity, equity and inclusion (“DEI”), and the Enterprise Risk Management Committee and Audit Committee, which oversee the Company’s enterprise risk management and Code of Ethics for Financial Managers and Supervisors, respectively.
To ensure strong execution of our ESG initiatives, we have also established an executive-level Sustainability Committee, comprised of the Chief Legal Counsel, Chief Marketing and Communications Officer and Chief Human Resources Officer. The presidency of the Committee rotates on an annual basis and for the 2020-2021 period is chaired by the Chief Legal Counsel. As part of his responsibilities, the Chair of the Committee may call on external experts for advice and counsel, and will provide periodic updates to the Governance and Sustainability Committee regarding the Company’s progress on its ESG priorities.
We value diversity and strive for an inclusive culture. As of December 31, 2020, our workforce consisted of 3,911 full time employees serving a variety of business units, of which 73% identify as female. 50% of our executive team identifies as female and 68% of all company management identifies as female. Seven percent (7%) of the overall workforce has indicated a disability or special need. Given our location, nearly 100% of our workforce is Hispanic/Latino. Our workforce includes a variety of generations, from Baby Boomers to Generation Z, which provides for a rich work environment where diverse perspectives, ideas and views are considered valuable and a key factor to company long-term success.
At Triple-S we are in the business of protecting lives and contributing to the well-being and quality of life of the communities we serve. Our commitment to the communities we serve includes direct economic support and volunteer work through our social responsibility initiatives and robust employees’ voluntary work program that in 2020 provided more than 1,000 hours of volunteer work to several not-for-profit organizations. In fact, in 2020 we were recognized by United Way of Puerto Rico for our support to non-profits and non-governmental organizations. Among the organizations we supported in 2020 are World Central Kitchen, Banco Central de Alimentos de Puerto Rico, Bill’s Kitchen, Muscular Dystrophy Association, American Cancer Society, and Fundación Cáncer Pediátrico, among others. You may visit the Corporate Social Responsibility section of our website at https://triplesmanagement.com/en/corporate-responsibility to learn more about our corporate social responsibility initiatives and work through Fundación Triple-S, Inc., a 501(c)(3) nonprofit corporation.
Ensuring the safety and wellbeing of our employees is top priority for the Company. In response to the pandemic, we have implemented protocols to comply with social distancing and other health and safety standards as required by federal and local government agencies and public health authorities, offered remote work and hybrid work options for over 92% of our workforce, awarded Company-granted days that exceed regulatory requirements, and implemented flexible use of PTO according to individual needs.
To maintain a strong social connectivity with our employees, we implemented an initiative called HR Cares where members of our Human Resources Department made phone calls to our employees to understand how they were navigating the pandemic and identify any support we could provide. Additionally, we issued weekly wellness education communications and held a series of online sessions with senior leadership to update employees on pandemic matters and maintain focus on our 2020 workplan and goals. Each session included ample space for Q&A, encouraging direct, two-way interactions. We continued hosting traditional company social activities by creatively transforming them into virtual events. For example, we launched a virtual camp for children and celebrated International Dog Day with virtual activities. We also shifted all training and development programs to virtual format so that our employees could continue with their annual development plans, which for 2020 surpassed 2,900 training hours. At the workplace, we provided our employees with personal protective equipment, modified work stations and areas of common use to ensure required social distance, prohibited travelling, and surveyed employees twice to listen to their needs and reaction to company actions, among other initiatives.
We are committed to minimizing our impact on the environment. We use and promote the use of energy savings appliances and reflective paper on the windows of our largest facility to improve the efficiency of our air conditioning system, and are currently constructing a 60,000-gallon cistern that will collect rainwater to be used in the cooling tower of two of our main buildings. In terms of recycling, Triple-S has installed approximately 2,000 refurbished modular stations in the past 10 years, and has contracted with external suppliers for the collection of paper and electronic equipment for recycling purposes. Between 2019 and 2020 we recycled approximately 470,000 pounds of paper.
Communications from shareholders and other interested parties
The Board will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties, and will respond as appropriate. Absent unusual circumstances or as otherwise contemplated by committee charters, the chair of the Board will, with the assistance of our chief legal counsel and Secretary and other personnel responsible to assist the Board and the Company with investor relations, be primarily responsible for monitoring communications from shareholders and other interested parties and provide copies or summaries of such communications to the other directors as they deem appropriate.
Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the chair of the Board considers to be important for the directors to review. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
Shareholders and other interested parties may contact our Board or any individual director by the following methods:
By Internet	Email us at investorrelations@ssspr.com (investor relations) or crodrig@ssspr.com (secretary)
By mail	Triple-S Management Corporation c/o Secretary P.O. Box 363628 San Juan, Puerto Rico 00936-3628
The Board does not participate in daily management functions or operations of the Company or our subsidiaries. If you wish to contact the Company relating these matters, you may use the Contact Us form on our website, which will help you to direct your message to the appropriate area.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table contains information regarding the beneficial ownership of our Class B shares as of December 31, 2020, except as otherwise indicated, by the shareholders we know to beneficially own more than 5% of our outstanding Class B shares. These shareholders do not own Class A shares. Additionally, no Class A shareholders owns more than 5% of our outstanding Class A shares.*
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Hotchkis and Wiley Capital Management, LLC(4) 601 S. Figueroa Street, 39th Floor Los Angeles, CA 90017	2,337,250	9.98%
Pzena Investment Management, LLC(5) 320 Park Avenue, 8th Floor New York, NY 10022	2,208,428	9.43%
FMR LLC(6) Abigail P. Johnson Fidelity Low-Priced Stock Fund 245 Summer Street Boston, Massachusetts 02210	2,103,582	8.978%
Dimensional Fund Advisors LP(7) Building One 6300 Bee Cave Road Austin, Texas 78746	1,962,030	8.4%
BlackRock, Inc.(8) 55 East 52nd Street New York, NY 10055	1,779,631	7.6%
The Vanguard Group(9) 100 Vanguard Blvd. Malvern, PA 19355	1,224,187	5.22%
*	The Company converted all issued and outstanding Class A Shares into Class B Shares on August 7, 2019.
(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act.
(2)
For each person, the “Amount and Nature of Beneficial Ownership” column may include shares of a class of common stock attributable to the person because of that person’s voting or dispositive power or other relationship. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.

(3)	Based on 23,430,273 Class B shares outstanding as of the December 31, 2020. Under our license with BCBSA, no institutional shareholder may own more than 10% of all of our common stock.
(4)
Based solely on a Schedule 13G/A filed by Hotchkis and Wiley Capital Management, LLC (“Hotchkis”) on February 11, 2021 reporting the above stock ownership as of December 31, 2020. Hotchkis reports that it has sole voting power with respect to 1,989,750 Class B shares and sole dispositive power with respect to 2,337,250 Class B shares.

(5)
Based solely on a Schedule 13G/A filed by Pzena Investment Management, LLC (“Pzena”) on January 29, 2021 reporting the above stock ownership as of December 31, 2020. Pzena reports that it has sole voting power with respect to 1,743,679 Class B shares and sole dispositive power with respect to 2,208,428 Class B shares.

(6)
Based solely on a Schedule 13G/A filed by FMR LLC on February 8, 2021 reporting the above stock ownership as of December 31, 2020. FMR LLC reports that it has sole voting power with respect to 272,427 Class B shares and sole dispositive power with respect 2,103,582 or 8.978% of the outstanding Class B shares. Abigail P. Johnson reports that she has sole voting power with respect to zero Class B shares and sole power to dispose of 2,103,582 Class B shares. FMR LLC reports that the interest of Fidelity Low-Priced Stock Fund amounted to 1,705,785 shares, or 7.28% of Class B shares.

(7)
Based solely on a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) on February 12, 2021 reporting the above stock ownership as of December 31, 2020. Dimensional reports that it has sole voting power with respect to 1,888,261 Class B shares and sole dispositive power with respect to 1,962,030 Class B shares. These securities are owned by certain funds that Dimensional serves as investment advisor, sub-adviser and/or manager. For purposes of the reporting requirements of the Exchange Act, Dimensional is deemed to be a beneficial owner of such securities; however, Dimensional expressly disclaims that it is, in fact, the beneficial owner of such securities.

(8)
Based solely on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on February 1, 2021 reporting the above stock ownership as of December 31, 2020. BlackRock reports that it has sole voting power with respect to 1,723,637 Class B shares and sole dispositive power with respect to 1,779,631 Class B shares.

(9)
Based solely on a Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 10, 2021 reporting the above stock ownership as of December 31, 2020. The Vanguard Group reports that it has sole voting power with respect to 0 Class B shares and sole dispositive power with respect to 1,169,179 Class B shares.

The following table contains information regarding the beneficial ownership of our common stock as of March 3, 2021 by each director and nominee for director named in this proxy statement, each executive officer named in the Summary Compensation Table included in this proxy statement and all of our directors and executive officers as a group.
	Class A Shares(5)		Class B Shares
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	% of Class	Amount and Nature of Beneficial Ownership(2)	Shares Acquirable Within 60 Days	Total Shares Beneficially Owned	% of Class(3)
Directors and Nominees:
Luis A. Clavell-Rodríguez	0	0	52,557	19,328	71,885	*
David H. Chafey, Jr.	0	0	23,228	19,328	42,556	*
Cari M. Dominguez	0	0	21,221	19,328	40,549	*
Manuel Figueroa-Collazo	0	0	29,024	19,328	48,352	*
Joseph A. Frick	0	0	12,598	19,328	31,926	*
Roberto Santa María	0	0	5,355	19,328	24,683	*
Gail B. Marcus	0	0	0	18,644	18,644	*
Stephen L. Ondra	0	0	0	3,463	3,463	*
Roberta Herman	0	0	0	0	0	*

Named Executive Officers:
Roberto García-Rodríguez(4)	0	0	402,635	0	402,635	1.70%
Juan J. Román-Jiménez	0	0	131,728	0	131,728	*
Madeline Hernández-Urquiza	0	0	165,436	0	165,436	*
José E. Novoa-Loyola	0	0	65,222	0	65,222	*
Arturo L. Carrión-Crespo	0	0	108,371	0	108,371	*
All our directors, nominees and executive officers as a group (20 persons)	0	0	1,140,120	138,075	1,278,195	5.398%
*	Less than 1% of outstanding common stock of such class.
(1)
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of the record date upon the exercise of options or warrants or upon the vesting of deferred stock awards.

(2)
For each person, the “Amount and Nature of Beneficial Ownership” column may include shares of a class of common stock attributable to the person because of that person’s voting or dispositive power or other relationship. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed.

(3)	Each beneficial owner’s percentage ownership is determined based on 23,679,736 shares outstanding as of March 3, 2021.
(4)	Mr. García-Rodríguez is the president and chief executive officer of the Company and member of the Board of Directors of the Company.
(5)	The Company converted all issued and outstanding Class A Shares into Class B Shares on August 7, 2019.

INFORMATION ABOUT EXECUTIVE OFFICERS
Executive officers of Triple-S Management Corporation
The Company’s executive officers are listed below. Biographical information of Mr. García-Rodríguez, our president and chief executive officer, who also serves as director of the Company, is in the section entitled “Directors continuing in office- Management director” of this proxy statement.
Name	Position(s) with the Company	Age
Juan J. Román-Jiménez	Executive Vice President and Chief Financial Officer	55
Madeline Hernández-Urquiza	Executive Vice President and Chief Operating Officer; President of Triple-S Salud, Inc. and President of Triple-S Advantage, Inc	57
José M. Del Amo Mojica	President of Triple-S Propiedad, Inc.	54
Arturo L. Carrión-Crespo	President of Triple-S Vida, Inc.	63
José E. Novoa-Loyola	Chief Medical Officer of Triple-S Salud, Inc.	56
Ilia S. Rodríguez-Torres	Chief Human Resources Officer	51
Carlos L. Rodríguez-Ramos	Chief Legal Counsel and Corporate Secretary	42
Ivelisse M. Fernández-Cruz	Chief Marketing and Communications Officer	49
Pedro Aponte Gil De Lamadrid	Chief Information Officer of Triple-S Salud, Inc.	51
Juan R. Serrano	Executive Vice President and Chief Strategy and Healthcare Delivery Officer	57
Professional background of executive officers

Juan J. Román-Jiménez, Executive Vice President and Chief Financial Officer, rejoined our Company and assumed his current position in January 2016. Previously, he served as Executive Vice President and Chief Financial Officer of EVERTEC, INC., a full-service transaction processing company in Latin America and a NYSE listed company, from April 2012 to August 2015, and as Executive Vice President and Chief Financial Officer of EVERTEC Group, LLC from 2011 to 2012.

Madeline Hernández-Urquiza has been our Executive Vice President and Chief Operating Officer since August 2017, and the President of our managed care subsidiaries Triple-S Salud, Inc. and Triple-S Advantage, Inc., since January 2016 and January 2015, respectively. She rejoined our Company in 2010 and assumed various positions in Triple-S Salud, Inc., including Vice President of Risk Management and Chief Risk Officer before assuming her current roles.

Jose Del Amo Mojica was appointed President of Triple-S Propiedad, Inc. in March 2017. Previously, he served as Senior Vice President of Underwriting and Claims of Triple-S Propiedad, Inc. from 2014 to February 2017.

Arturo L. Carrión-Crespo is the President of Triple-S Vida, Inc., our life insurance subsidiary, since 1998.

Ivelisse M. Fernández-Cruz, Chief Marketing and Communications Officer, joined our Company and assumed her position in May 2018. From 2012 to 2018, she served as Chief Administrative Officer of MMM Holdings, LLC, a provider of healthcare related services in Puerto Rico.

José E. Novoa-Loyola, Chief Medical Officer, joined our company and assumed his position in July 2015. Previously, he served at the Cardiovascular Center of Puerto Rico and the Caribbean from 2002 to 2015 in various positions, including Medical Director, Chief of the Cardiology Department and member of the Pharmacy and Therapeutics Committee.

Carlos L. Rodríguez-Ramos, Chief Legal Counsel and Corporate Secretary, joined our Company in 2013 and assumed his current position in January 2016. Mr. Rodríguez-Ramos’ previous positions at the Company include Associate General Counsel, Acting General Counsel and Assistant Secretary. Before joining our Company, he served as Adjunct Professor at the School of Law of the University of Puerto Rico from 2010 to 2014 and as Deputy Chief of Staff of Programmatic Affairs for the Governor of Puerto Rico from 2011 to 2012.

Professional background of executive officers

Ilia S. Rodríguez-Torres, Chief Human Resources Officer, joined our Company and assumed her position in May 2018. Before joining the Company, she served as Human Resources Director of Beliv, a multinational beverages company with operations in Central America, the Caribbean and South America, from 2017 to 2018, Regional Senior Human Resources Director of Ferring Pharmaceuticals, Inc., a biopharmaceutical company, from 2015 to 2017, and Executive Vice President of Corporate Human Resources at Doral Financial Corporation, holding company of Doral Bank, from 2013 to 2015.

Pedro Aponte Gil De Lamadrid, was appointed Chief Information Officer in December 2019. Previously he served as Acting Chief Information Officer and Vice President of STARS, Quality and Business Innovation at the Company. He is also member of the Board of Advisors of Abartys Health, a health analytics company.

Juan R. Serrano, Executive Vice President and Chief Strategy and Healthcare Delivery Officer, joined our Company and assumed his position in July 2020. From 2018 to 2020, he served on the Board of Palliative Care NewCo, Inc., an early-stage venture focused on population health management for high-risk, high-cost and vulnerable populations. From 2015 to 2017, he was President and Chief Executive Officer of Munich Health North America, Inc., a U.S health reinsurer. Mr. Serrano previously served as SVP of Payer Strategy for Catholic Health Initiatives, a U.S. hospital company.

COMPENSATION DISCLOSURE
Compensation discussion and analysis
This compensation discussion and analysis describes our executive compensation program, policies and practices applicable to our named executive officers (“NEOs”) and to other executive officers of our Company. For 2020, our NEOs were:
Name	Position (as of December 31, 2020)
Roberto García-Rodríguez	President and Chief Executive Officer
Juan J. Román-Jiménez	Executive Vice President and Chief Financial Officer
Madeline Hernández-Urquiza	Executive Vice President and Chief Operating Officer
President of Triple-S Salud, Inc., our managed care subsidiary
President of Triple-S Advantage, Inc., our Medicare Advantage subsidiary
José E. Novoa-Loyola	Chief Medical Officer of Triple-S Salud, Inc.
Arturo L. Carrión-Crespo	President of Triple-S Vida, Inc., our life insurance subsidiary
Overview
The Board’s Compensation and Talent Development Committee oversees the design and administration of our executive compensation program. The program is designed to support the attainment of our vision, financial and strategic goals and operating imperatives, apply good corporate governance principles, and align our interests with those of our shareholders. An effective executive compensation program recognizes individual contributions as well as overall business results, rewards executives for achieving our annual and long-term goals, aligns executive and shareholder interests and reflects responsible corporate governance practices to ultimately improve shareholder value. We believe the compensation of our executive officers reflects our results and further promotes the achievement of our goals.
The following table summarizes our compensation program and the decisions made by the Compensation and Talent Development Committee in 2020. These decisions considered the Company’s executive compensation philosophy, the Company’s financial and operating performance for 2019 and 2020, individual executive performance, prevailing compensation trends in our comparable group, which includes companies located in Puerto Rico and the United States, and our industry.
Compensation component	Description of component	2020 highlights
Base salary
• Designed to recognize individual contribution to the organization based on experience, knowledge and responsibilities.

• Aimed to provide competitive compensation, appropriate incentives and financial stability to the NEOs for assuming a significant level of responsibility.

• Considers market-level salary, individual performance, and the Company’s overall financial results.
• During 2020, there were no salary changes to our NEO’s.

Compensation component	Description of component	2020 highlights
Annual short-term cash incentive
• Focuses executives on achieving annual financial, operating, and individual objectives.

• Supports long-term objective of creating shareholder value.

• Provides, together with base salary, competitive cash compensation when our targeted performance objectives are met.

• During 2020, NEOs received annual short-term compensation based on 2019 performance, and in 2021 NEOs received annual short-term compensation based on 2020 performance, as described in this CD&A and in the Summary Compensation Table.

Long-term equity incentive
• Aligns management and shareholder interests

• Provides a variable portion of total compensation tied to our long-term market and financial performance

• Holds management responsible for their long-term decisions.

• Supports the retention of a talented management team over time.

• Emphasizes long-term performance by delivering 75% of the annual award value in performance equity grants that may be earned based on our operating and stock price performance over a three-year period, with cliff-vesting at the end of the third year. The remaining 25% of the annual equity award value is delivered in restricted stock, which vests over three years in increments of one third per year.

• For the three-year plan beginning in 2020, the Compensation and Talent Development Committee established threshold, target and maximum performance goals for three-year growth in premiums earned, operating income and earnings per share (“EPS”), and determined the corresponding award size for each performance level for each NEO. Under this design, our performance against these measures determines an initial award that then may be increased or decreased based on (i) our TSR performance relative to the companies in the S&P Health Care Services Select Industry Index for the performance period, and (ii) our operating performance measured in terms of growth in premiums and operating income versus local market peers for the performance period.

• Long-term incentives were granted to NEOs in 2020 as described in the Summary Compensation Table.

Other compensation decisions
Enhanced performance metrics. During 2020, the Compensation and Talent Development Committee approved non-financial metrics for annual incentives that we believe better align individual performance with our strategic transformation. For more information, see “Components of executive compensation—Short-term annual cash incentive” section of this proxy statement.

Our compensation philosophy
Our executive compensation program is designed to support our vision, our strategic and financial goals, and operating imperatives. It applies to our NEOs and other executive officers of our Company and subsidiaries.

Overarching principles

• Reinforce our values by combining our efforts to deliver superior business results with good governance, socially responsible business practices, and high ethical standards.

• Promote a high-performance culture with clear emphasis on accountability and variable pay that is tied to both short and long-term results.

• Ensure compensation is paid based on accurate financial data.

• Attract, motivate and retain top talent in a cost-effective way by offering competitive compensation.

• Require share ownership that increases with executives’ scope of responsibilities.

• Emphasize uniformity of design features to reinforce collaboration, limit program complexity, and increase the effectiveness of the entire executive team.

• Align executive and shareholder interests through long-term equity based plans.

• Maintain a clear and understandable framework for evaluating the effectiveness of the program’s design.

• Prohibit any activity that hedges employee’s economic risk of owning Company stock.

• Provide a balanced total compensation to ensure that management is not encouraged to take unnecessary and excessive risks that may harm the Company.

Targeted pay posture

• Provide a total compensation opportunity targeted between the 25th and 50th percentile levels of identified peers, using variables such as experience and expertise.

• High performers, successors to key positions, and individuals in critical assignments may be targeted at a higher level to ensure engagement, motivation, and retention.

Peer group

• We compare our compensation against companies with whom we compete for talent, capital, and customers and use general industry surveys for positions for which compensation peer group data is not available.

• The Compensation and Talent Development Committee, and management, as applicable, will use their judgment when making adjustments to compensation and review executive pay from a holistic perspective, including reference to compensation peer group pay practices, importance of the position to the Company, level of responsibility of the position, individual performance and growth in position, our financial performance and ability to pay, and internal equity considerations.

Description of compensation policies
Equity award grant policy. The purpose of the equity award grant policy is to ensure the integrity of the award granting process and avoid the possibility or appearance of timing of equity grants for the personal benefit of executives. Under the policy, equity awards are approved at a regularly scheduled meeting of the Committee to discuss the executive compensation performance goals and objectives for the year of the annual grant. Equity grants to newly hired or promoted individuals, to the extent that such new hire or promoted individual constitutes an officer for purposes of Section 16 of the Securities Exchange Act of 1934, are made on the last business day prior to the 15th day of each month or the last business day of each month, whichever day first follows the date on which the newly-hired individual commences providing active services to the Company or the promoted individual commences providing active services to the Company at the promoted level. No off-cycle awards may be granted to the Company’s executive officers during quarterly and event-specific blackout periods under the Company’s insider trading policy. Our equity incentive plans prohibit the re-pricing or exchange of equity awards without shareholder’s approval.
Recoupment Policy. Our recoupment policy applies to any current or former employee who received cash- or equity-based incentive compensation: (1) based on a miscalculation of incentive compensation; (ii) based on financial data on which the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws, or (iii) in the event that any employee engaged in fraud or misconduct that caused an incentive compensation to be overpaid even if it does not require an accounting restatement. The recoupment policy aligns management’s interests with the interests of shareholders and supports good governance practices. The policy provides that the Company may, in the exercise of its discretion (as determined by the Compensation and Talent Development Committee), take action to recoup the amount by which such award exceeded the correct payment amount. Our right of recoupment expires three years following the year for which the inaccurate performance criteria were measured; however, our right of recoupment is not subject to an expiration period in the event of fraud or misconduct.
Insider trading and anti-hedging policy. We prohibit directors, officers, employees and consultants of the Company from trading in the securities of the Company or its affiliates (e.g., customers, suppliers, etc.), directly or through family members or other persons or entities, if they are aware of material nonpublic information relating to the Company or its affiliates. Trading includes purchases and sales of stock, derivative securities such as put and call options and convertible debentures or preferred stock, and debt securities (debentures, bonds and notes). Trading also includes certain transactions under the Company’s plans (e.g., sale of underlying stock acquired upon the exercise of stock options, certain transactions associated with the Company’s retirement savings plan, and voluntary additional contributions to the Company’s dividend reinvestment plan). Our insider trading policy also prohibits our directors, officers, certain designated employees and consultants of the Company and its subsidiaries from engaging in any hedging or monetization transactions involving Company securities.
Stock ownership guidelines for executives. We have stock ownership guidelines for our executive officers and other key employees to align their interests with those of our shareholders. The guidelines require executives and other employees to own Company stock in an amount equal to a multiple of base salary, as follows:
Level	Value of Stock as a Multiple of Base Salary
CEO	5x
COO	3x
CFO and subsidiary presidents	3x
Corporate and subsidiary officers	2x
All other employees that receive long-term incentive awards	1x
Until an executive reaches his or her applicable ownership level, he or she must retain 50% of the equity received from long-term compensation plans (after meeting tax withholding obligations), and once the ownership level is met, he or she may not sell shares if doing so would cause his or her ownership to fall below that level. The Compensation and Talent Development Committee reviews progress toward meeting the ownership guidelines.
The Committee has also approved stock ownership guidelines for non-management directors. See the section entitled “Director compensation—Stock ownership guidelines for non-management directors” of this proxy statement for more information.
Pay-for-performance
Consistent with our compensation philosophy, we aim to promote a high-performance culture with clear emphasis on accountability and variable pay that is tied to both short and long-term results. We accomplish this by delivering a significant portion of total NEO pay in variable, performance-based compensation.
Under our short-term cash incentive, payouts may range from zero to 150% of the target opportunity depending on the Company’s financial results relative to predetermined performance goals, achievement of important strategic goals, and the Compensation and Talent Development Committee’s review of each executive’s individual performance. Under the 2020-22 performance share plan, actual awards may vary from zero to 150% of the target opportunity depending on the Company’s financial results relative to predetermined performance goals, which may then be reduced by -30% if our TSR is at or below the 25th percentile, or increased by +30% if our TSR is at or above the 95th percentile, of the S&P Health Care Services Select Industry Index. For the 2020-22 performance share award, the Committee included two additional relative performance modifiers based on Triple-S’s managed care operating performance versus the local market competitors to reinforce relative performance versus our peers over the next three years. Specifically, the awards may be reduced by an additional -10% if our 3-year growth in premiums or operating income is at or below the 25th percentile of peers or may be increased by an additional +10% if our 3-year growth in premiums or operating income is at or above the 75th percentile of peers.
As illustrated below, actual short-term cash incentives and performance share payouts have varied over the past five years based on our actual performance:

The table below compares the 3-year aggregate target total pay to the 3-year realizable pay for our CEO as well as the Company’s 3-year total shareholder return (“TSR”) for the period 2018-2020. Target total pay represents the aggregate salary, target bonus amount, and grant date values of long-term incentive awards for the 3-year period from 2018-2020. Realizable pay represents the aggregate salary and actual bonuses paid, value of restricted stock grants and actual and estimated payout values of Performance Share Units (“PSUs”) granted for the 3-year period from 2018-2020, using our closing stock price as of December 31, 2020.
As shown below, Mr. Garcia-Rodriguez’s 3-year realizable pay of $10,487,942 is below his 3-year target total pay of $11,640,829 by approximately -10% and 3-year TSR is also down by approximately -10% over the same period (2018-20), indicating strong alignment between pay and performance.

Compensation consultants
The Compensation and Talent Development Committee has sole authority to engage and terminate the services of outside consultants. In 2020, the committee retained Pay Governance to assist the committee on matters related to executive officer and director compensation, including the committee’s review of the competitiveness of our executive pay levels relative to peer practice, the review of the design of our compensation program and our compensation policies, reporting on trends and regulatory developments, assisting the Committee in performing risk assessment of our compensation programs, and providing support for the preparation of our compensation disclosure in this proxy statement.

The Board has determined that Pay Governance is an independent compensation consultant pursuant to Section 10C of the Exchange Act. Pay Governance reports exclusively to the Compensation and Talent Development Committee and does not provide any additional services to the Company.
Results of advisory vote on say-on-pay and frequency of the vote
Rule 14a-21 of the Exchange Act enables our shareholders to vote to approve, on an advisory basis, the compensation of our NEOs. The rule also enables our shareholders to advise the Company on the frequency of their vote on the compensation of our NEOs. In 2017, our shareholders voted that such compensation be presented for shareholder’s advisory approval on an annual basis and the Board accepted the advice of our shareholders. In 2020, 99.13% of our shareholders voted in favor of the compensation of our NEOs. The Compensation and Talent Development Committee believes this vote was indicative of our shareholders’ support of the Company’s approach to executive compensation. The Committee will continue to consider shareholder feedback and the outcome of the Company’s say-on-pay votes when making future NEO compensation decisions.
In accordance with Rule 14a-21 of the Exchange Act, the next shareholder vote on the frequency of the vote on executive compensation will be held no later than the 2023 annual meeting of shareholders.
Determining executive compensation
We compare the compensation of the NEOs to companies with which we compete or could compete for executive talent, capital and customers. Our size and organizational complexity is considered when selecting comparable companies in Puerto Rico and the United States and data analysis methods. Within our general competitive framework, specific comparisons may vary by type of role.
Based on our compensation philosophy, a significant percentage, an average of 73% for our CEO and 65% for all other NEOs in 2020, is delivered through our incentive compensation plans in the form of at-risk variable pay. The Compensation and Talent Development Committee has not adopted a policy or formula to allocate total compensation among its various components. As a general matter, the committee reviews competitive pay information provided by its compensation consultant as well as our current operating goals and environment to determine the appropriate level and mix of incentive compensation. Actual amounts earned from incentive compensation are realized only as a result of individual or Company performance, depending on the type of award, based on a comparison of actual results to pre-established goals.
The Compensation and Talent Development Committee collects relevant market data to consider when making executive compensation decisions. In 2020, market data for total compensation was gathered for comparable companies, including companies in Puerto Rico and direct industry competitors located within the United States (the “Peer Group”), taking into consideration industry relevance, comparability of size in terms of total revenue and market capitalization, business competitors and input from management. For 2020, the Committee, with the assistance of Pay Governance, modified the 2019 Peer Group to better reflect the nature of our business by removing WellCare Health Plans, mainly due to its size in comparison to ours, and two property and casualty insurers, State Auto Financial Corporation and United Fire Group, Inc., and adding two healthcare businesses, Diplomat Pharmacy, Inc. and Select Medical Holdings Corporation, which are relevant to our business. The companies comprising the 2020 Peer Group are:
Acadia Healthcare Company, Inc.	Firstbank Corp.	Quorum Health Corporation
Alleghany Corporation	HealthEquity, Inc.	Selective Insurance Group, Inc.
Argo Group International Holdings, LTD.	Magellan Health, Inc.	Diplomat Pharmacy, Inc.
Aspen Insurance Holdings, Ltd*	Mednax, Inc.	Select Medical Holdings Corp.
Encompass Health Corp.	Molina Healthcare, Inc.
Erie Indemnity Co.	OFG Bancorp
Evertec, Inc.	Popular, Inc.
*	Aspen Insurance Holdings was recently acquired by Apollo Global Management in February 2019.

Components of executive compensation
Executive compensation is delivered through a combination of base salary, an annual short-term cash incentive, long-term equity incentive compensation, retirement programs and a non-qualified deferred compensation plan.
Base salary. Base salaries are designed to recognize an individual’s contribution to the organization and his or her experience, knowledge and responsibilities. Base salaries also aim to provide competitive compensation, appropriate incentives and financial stability to the NEOs for assuming a significant level of responsibility.
According to our salary adjustment policy, salary determinations are based on a number of factors, including importance of the position, level of responsibility, individual performance, growth in position, market-level relative salary, our financial and operating performance, and the Company’s ability to pay. Also, our policy establishes that base pay adjustments send clear performance messages and make moderate distinctions based on performance. In addition, this policy requires that timing for increases, promotions and changes in responsibilities be consistent with market practice and that base salaries for executives be reviewed on an annual basis and adjusted as necessary to ensure pay levels remain competitive.
Short-term annual cash incentive. The short-term annual cash incentive portion of an executive’s total compensation opportunity is intended to accomplish a number of objectives, such as reinforcing the optimization of operating results throughout the year, facilitating the achievement of our stated objectives, paying for performance, reinforcing individual accountability, supporting our long-term objective to create shareholder value, and providing market competitive cash compensation when performance objectives for the year are met or exceeded. This incentive compensation can be highly variable from year to year depending on actual performance results.
The Company sets cash incentive target amounts as a percentage of base salary for all eligible executives at the beginning of each year based on job responsibilities, position within the Company, and a review of competitive market data. Actual incentive payouts may range from zero to 150% of the target opportunity depending on the Company’s financial results relative to predetermined performance goals and the Compensation and Talent Development Committee’s review of each executive’s individual performance. The Compensation and Talent Development Committee approves the awards and has discretion to determine any changes to the final amount to be paid.
For 2020, the target short-term annual cash incentive for each of the NEOs as a percentage of salary was as follows:
Executive	Target Bonus Percent
Roberto García-Rodríguez	100%
Juan J. Román-Jiménez	70%
Madeline Hernández-Urquiza	70%
José E. Novoa-Loyola	70%
Arturo L. Carrión-Crespo	70%
The Compensation and Talent Development Committee determines short-term annual cash incentives based on two types of performance measures: the Company’s financial results and non-financial/strategic criteria. The Company’s financial results account for 75% of the target opportunity, with Adjusted Premiums Earned weighted at 35% and Adjusted Net Income weighted at 40% (each term as defined in the following paragraph). Non-financial/strategic performance criteria account for the remaining 25%. This mix of performance measures focuses executives appropriately on improving both top-line and bottom-line growth, while also emphasizing other important strategic imperatives of the Company.
The Company believes that premiums earned and net income are key drivers of shareholder value and― adjusted to exclude non-budgeted items—are the most relevant measures by which to assess the Company’s short-term business performance and promote profitable revenue growth. Adjusted Premiums Earned represent the annual premiums earned in the calendar year as presented in the consolidated financial statements in accordance with

U.S. Generally Accepted Accounting Principles (“U.S. GAAP”), adjusted to include only operations existing at the beginning of the year. Adjusted Net Income is measured as the net income earned in the calendar year, as presented in the consolidated financial statements in accordance with U.S. GAAP, minus realized and unrealized gains/losses in investment (net of the related income tax effect) and other non-budgeted items.
The financial results component of our short-term cash incentive accounts for 75% of an executive’s short-term cash incentive opportunity with the remaining 25% based on non-financial performance. For Corporate executives, including our chief executive officer and chief financial officer, financial performance is solely based on consolidated results. For our Executive Vice President, COO, President of Triple-S Salud, Inc. and President of Triple-S Advantage, Inc., financial performance measurement is split 50% based on consolidated results and 50% based on the results of the relevant business unit. For the President of Triple-S Vida, Inc., financial performance measurement is split 40% based on consolidated results and 60% based on the results of the relevant business unit. For our Chief Medical Officer of Triple-S Salud, Inc., financial performance measurement is split 30% based on consolidated results and 70% based on the relevant business unit. The Compensation and Talent Development Committee, based on the recommendation of management, determined the non-financial metrics considered for executive compensation to align individual performance with our Company’s strategic transformation. These metrics are established to support our strategic priorities and are categorized as follows:
Non-Financial/Strategic Metrics	Purpose
Net Promoter Score	Drives behavior to be customer centric.
Employee Engagement	Drives excellence in leadership to attract, develop, and retain qualified talent to enable an effective and efficient execution of doing business.
Strategic Initiatives	Drives excellence in execution of key initiatives that allows for company short and long-term results.
We believe these metrics provide the Board, the committee, and our chief executive officer, with respect to those executives under his supervision, adequate guidance in evaluating how individual performance is aimed to accomplish our goals. This distribution in weighting is designed to encourage each executive with responsibility for a business unit to focus on his or her individual business while working as a team to achieve the Company’s overall success.
For 2020, performance measures of the short-term cash incentive plan were as included below. Thresholds were set at 2019 actual levels for all business units, except for managed care which was set at 95% of the 2020 budget.
Corporate Executives	Performance Measure and Weighting
(dollar amounts in millions) Performance	35% Consolidated Premiums Earned	40% Consolidated Adjusted Net Income	25% Non-Financial Metrics
Roberto García-Rodríguez and Juan J. Román-Jiménez
Maximum	$4,187.0	$75.7	See table above
Target	$3,489.2	$63.1	(Non-Financial
Minimum	$3,262.8	$61.5	Metrics)
Business Unit Executives	Performance Measure and Weighting
	Consolidated Results		Business Unit
(dollar amounts in millions) Performance	17.5% Premiums Earned	20% Adjusted Net Income	17.5% Premiums Earned	20% Net Income	25% Non-Financial Metrics
Madeline Hernández-Urquiza – Managed Care Segment
Maximum	$4,187.0	$75.7	$3,852.0	$40.1	See table above
Target	$3,489.2	$63.1	$3,210.0	$33.4	(Non-Financial
Minimum	$3,262.8	$61.5	$3,001.8	$31.7	Metrics)

Business Unit Executives	Performance Measure and Weighting
	Consolidated Results		Business Unit
(dollar amounts in millions) Performance	10.5% Premiums Earned	12.0% Adjusted Net Income	24.5% Premiums Earned	28.0% Net Income	25% Non-Financial Metrics
Jose E. Novoa Loyola– Managed Care Segment
Maximum	$4,187.0	$75.7	$3,852.0	$40.1	See table above
Target	$3,489.2	$63.1	$3,210.0	$33.4	(Non-Financial
Minimum	$3,262.8	$61.5	$3,001.8	$31.7	Metrics)

Business Unit Executives	Performance Measure and Weighting
	Consolidated Results		Business Unit
(dollar amounts in millions) Performance	14.0% Premiums Earned	16.0% Adjusted Net Income	21.0% Premiums Earned	24.0% Net Income	25% Non-Financial Metrics
Arturo L. Carrión-Crespo – Life Insurance Segment
Maximum	$4,187.0	$75.7	$233.6	$20.9	See table above
Target	$3,489.2	$63.1	$194.7	$17.4	(Non-Financial
Minimum	$3,262.8	$61.5	$182.2	$16.8	Metrics)
Annual non-performance cash bonus. We pay an annual non-performance cash bonus each December to active employees. Under Puerto Rico law, as a general rule, we are only required to pay employees who were hired before January 26, 2017 (the “Date”) and worked more than a certain number of hours in the 12-month period commencing October 1 of the previous year and are employees at the date of payment a bonus in an amount which cannot be less than 6% of the employees’ total base salary up to a maximum of $10,000, earned within that period. Also, under Puerto Rico law, as a general rule, we are only required to pay employees who were hired on or after the Date and worked more than a certain number of hours in the 12-month period commencing October 1 of the previous year and are employees at the date of payment a bonus in an amount of 2% of the employee’s total base salary up to a maximum of $600. Nevertheless, the amount paid by the Company to active employees under this bonus ranges approximately between 6% and 9% of the employee’s base salary, varying among business units, which may be greater than the minimum amount required by law to offer a competitive compensation to our employees. Neither NEOs nor our Section 16 officers participate in the annual non-performance cash bonus program. During 2020 and 2019, our NEOs received the minimum amount of the bonus required under Puerto Rico law, as further described in the summary compensation table in this proxy statement.
Long-term incentive awards. We believe that long-term incentives in the form of equity-based compensation are an important and essential component of our total compensation program that ensure our ability to attract, motivate, and retain top talent responsible for our long-term success. Our long-term incentives to key executive employees are designed to accomplish a number of important objectives, including to align management and shareholder’s interests, balance the short-term orientation of other compensation elements, provide a variable portion of total compensation tied to long-term market and financial performance, build executive stock ownership, hold executives accountable for their long-term decisions, reinforce collaboration across the Company, retain key talent over the long term, and share success with those who directly impact our performance results.
The Compensation and Talent Development Committee has an annual equity award program for executives under the Company’s incentive plan, based on recommendations from its compensation consultants and the principles contained in the Company’s executive compensation philosophy. The program aims to better focus and reward executives for multiple performance objectives that drive long-term value creation and in part to mitigate the possibility of excessive risk-taking. The program’s design provides both performance equity grants (“performance shares”) that may be earned based on our operating and stock price performance and time-based vesting restricted stock that is earned only if the executive remains employed with the Company over the vesting period. Long-term incentive grants provide for accelerated vesting only upon death, disability, termination without cause, or retirement, provided that the executive releases the Company from liability by the execution of a general release and non-disparagement agreement. We assigned a weighting of 75% of the total equity award value to performance shares consistent with our stated philosophy of promoting a high performance culture with clear emphasis on accountability and variable pay that is tied to long-term results, and 25% of the total equity award value to restricted stock to emphasize the retention of key executives and alignment with shareholders.
Performance share awards may be earned based on our operating and stock price performance over a three-year period. Specifically, threshold, target and maximum performance goals for identified operating measures are established at the outset of the 3-year performance period. Consistent with prior years, operating goals were defined in terms of 3-year growth in net premiums earned, 3-year growth in operating income, and 3-year growth in EPS. A summary of the performance share metrics and rationale for each is presented in the following table.
Performance metric	Weighting	Rationale
3-Year Growth in Premiums Earned, Net	20%	Premiums earned, net improvement is critical to the continued growth and health of our business. Premiums earned, net is a key contributor to EPS and shareholder value creation.
3-Year Growth in Operating Income	35%	Operating income improvement emphasizes cost control and is important as we continue to grow our top line. Operating income is also a key contributor to EPS and shareholder value creation.
3-Year Growth in EPS	45%	EPS sets the expectation of the Company’s success for our shareholders. We use EPS as the key accounting measure and evaluation of how the Company is performing.
Actual performance for each measure is compared to the goals established by the Compensation and Talent Development Committee at the start of the performance period. This determines a preliminary award level, which is then multiplied by a modifier (“TSR modifier”) depending on the Company’s TSR percentile for the performance period relative to the TSR of the other companies in the S&P Health Care Services Select Industry Index for the performance period. For the 2020-22 award, the TSR modifier ranges from 70% (if our 3-year TSR ranks at the 25th percentile or below) to 130% (if our TSR ranks at the 95th percentile or above), and is capped at 100% if the Company’s absolute TSR is negative at the end of the cycle. Additionally, for the 2020-22 award, the Committee added two relative performance modifiers based on Triple-S’s managed care operating performance versus the local market competitors to reinforce relative performance versus our peers over the next three years. Specifically, the awards may be reduced by an additional -10% if our 3-year growth in premiums or operating income is at or below the 25th percentile of peers or may be increased by an additional +10% if our 3-year growth in premiums or operating income is at or above the 75th percentile of peers.
The Compensation and Talent Development Committee approved aggressive financial goals in a challenging economic environment that are consistent with the Company’s budget and long-range plan.
Restricted stock may be earned only if the executive remains employed with the Company over the vesting period. Restricted stock vests in equal proportions over the three-year vesting period (i.e., one-third per year beginning on the first anniversary of the grant date). The Compensation and Talent Development Committee believes that the three-year performance period associated with performance shares and the three-year vesting period of restricted stock focuses our executives on sustained performance and supports retention objectives.
Under the policy, equity awards are approved at a regularly scheduled meeting of the Committee to discuss the executive compensation performance goals and objectives for the year of the annual grant. Also, we may make grants to newly hired or promoted individuals, to the extent that such new hire or promoted individual constitutes an officer for purposes of Section 16 of the Securities Exchange Act of 1934, in connection with their employment. The Compensation and Talent Development Committee carefully considers the impact of the cost of equity awards, as well as dilution, in order to achieve a balance between our costs, competitiveness and the continuity of employee incentives.

Retirement programs. Our qualified and non-qualified employee retirement plans provide a retirement income base to a substantial majority of our employees, including our eligible executive officers. Ms. Hernández-Urquiza also participated in these retirement programs until 2010 and Mr. Juan J. Román-Jiménez until 2011. Union employees hired after December 19, 2006, as well as non-union employees hired after September 30, 2007, were ineligible to participate. Employees who participate in our qualified plan also participate in our non-qualified plan to the extent their income levels exceed compensation and benefit limits imposed by the United States Internal Revenue Code of 1986, as amended. Effective January 1, 2017, the Company froze the accumulation of benefits under the non-contributory defined-benefit pension plan. Effective February 1, 2017, all employees including our NEOs are eligible to participate in the Defined Contribution Plan.
Non-qualified deferred compensation plan. Under our non-qualified deferred compensation plan, senior executives, including our NEOs, who elect to become participants, may defer until a future date a portion of their annual compensation and benefit from the tax advantages related to such deferral.
Role of executive officers in compensation decisions
The Compensation and Talent Development Committee is responsible for all compensation decisions with respect to NEOs of the Company. In determining the compensation of NEOs other than the chief executive officer, the committee takes into account the recommendations of the chief executive officer. The chief executive officer annually reviews the performance of the other NEOs. The conclusions reached and recommendations based on these reviews, including with respect to base salary adjustments and short-term cash incentive and equity incentive award amounts, are presented to the committee. The committee reviews and approves the compensation of the NEOs, including the chief executive officer.
Compensation of named executive officers for 2020
For 2020, in light of the challenging operating environment, the Compensation and Talent Development Committee determined that no increases to base salary were appropriate. In reaching their conclusion, the Compensation and Talent Development Committee evaluated in 2020 the different components of executive compensation to ascertain that total compensation was targeted at adequate levels when compared with companies in the comparable group. The main purpose was to assure that we maintained a competitive compensation program.
Base Salary. In setting base salaries for 2020, the Compensation and Talent Development Committee considered the following factors:
•	Company financial and operating results.
•
The corporate budget, meaning our overall budget for base salaries. The corporate budget was established based on planned performance for 2020. The objective of the budget is to allow salary increases to retain and motivate successful performers while maintaining affordability within our business plan.

•	The relative pay differences for different job levels.
•	Evaluation of peer group data specific to each executive position, where applicable.
NEO	Previous base salary	2020 Base salary	Percentage Increase
Roberto García-Rodríguez	$825,000	$825,000	0
Madeline Hernández-Urquiza	$580,860	$580,860	0
Juan J. Román-Jimenez	$525,000	$525,000	0
José E. Novoa-Loyola	$410,000	$410,000	0
Arturo L. Carrión-Crespo	$367,016	$367,016	0
Salary determinations were based on the aforementioned principles and were in line with budget and salary determinations for all other employees.
Short-term annual cash incentive. On February 16, 2021, the Compensation and Talent Development Committee determined that NEOs will receive the short-term cash incentive award for 2020 detailed in the Summary Compensation Table. While the Company’s 2020 actual financial performance would have yielded an above target payout under the scorecard, the Committee determined to reduce incentives tied to the adjusted net income metric from maximum to target performance for Consolidated results and the Managed Care business to account for the lower claims during the COVID-19 pandemic which positively impacted the results of the Company and to recognize the ongoing challenges that the community in which we operate continues to face. Similarly, the Committee reduced the adjusted net income results for the Life Insurance and Property and Casualty businesses from maximum to between target and maximum. Accordingly, the Compensation and Talent Development Committee approved 2020 bonuses as follows:
NEO	Bonus as a % of Target	Bonus Amount
Roberto García-Rodríguez	93.30%	$769,725
Madeline Hernández-Urquiza	91.90%	$373,667
Juan J. Román-Jimenez	93.30%	$342,878
José E. Novoa-Loyola	91.20%	$261,744
Arturo L. Carrión-Crespo	104.80%	$269,243
Long-term incentive awards. Long-term incentives were granted to NEOs in 2020 as described in the Summary Compensation Table. Equity award targets for our NEOs are established based on dollar values and then converted into a specific number of shares based on the closing price of our Class B common stock on the grant date. All long-term incentives granted to NEOs were approved by the Compensation and Talent Development Committee in accordance with the 2017 Triple-S Management Incentive Plan, as amended. See the section entitled “Components of executive compensation—Long-term incentive awards” of this proxy statement for more detail regarding the operation of performance share awards.
Compensation and Talent Development Committee report
The Compensation and Talent Development Committee has reviewed and discussed the compensation discussion and analysis set forth above with management. Based on such review and discussion, the Committee recommended to the Board that the compensation discussion and analysis be included in this proxy statement.
Submitted by:
Joseph A. Frick, Chair
Cari M. Dominguez
Manuel Figueroa-Collazo
Stephen L. Ondra
Compensation and Talent Development Committee interlocks and insider participation
None of the members of the Compensation and Talent Development Committee is or has been one of our executive officers or employees. None of our executive officers served on the board of directors’ compensation committee of any other company for which any of our directors served as an executive officer at any time during 2020. Except as disclosed in “Other relationships, transactions and events” in this proxy statement, none of the members of the Compensation and Talent Development Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K.
Risk considerations in our executive compensation program
In 2020, the Compensation and Talent Development Committee reviewed the Company’s risk profile and related risk management processes to determine if any material risks were deemed likely to arise from our compensation policies and programs and whether these risks are reasonably likely to have a material adverse effect on our business. The Compensation and Talent Development Committee determined that the Company’s pay plans and policies were not reasonably likely to have a material adverse effect on the Company. The Compensation and Talent Development Committee thereafter reported its findings to the Board. During 2020, the committee reviewed and determined that risk considerations and risk inventory of the compensation programs have remained unchanged. We believe that the compensation programs for our executives do not encourage excessive or unnecessary risk, as they are designed to, among others, reinforce responsible business practices, provide a balanced distribution of compensation elements, tie compensation to short and long-term results, provide for the recovery of compensation in the event of inaccurate financial disclosures, fraud or misconduct, require moderate levels of share ownership and prohibit hedging transactions involving Company securities.

Compensation tables
Summary compensation table
The following table sets forth the total compensation paid to or earned by our NEOs for each of the three years ending December 31, 2020, 2019 and 2018 for services rendered in all capacities to the Company.
Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(4)	All Other Compensation(5)(6)	Total
Roberto Garcia-Rodriguez President & CEO, Triple-S Management Corporation	2020	$856,731	$600.00	$2,093,845	$0	$769,725	$0	$9,263	$3,730,163
	2019	$825,000	$600.00	$2,678,376	$0	$680,625	$0	$9,100	$4,193,701
	2018	$811,442	$600.00	$1,949,972	$0	$477,675	$0	$9,452	$3,249,141
Juan J. Román-Jimenez Executive Vice President & CFO, Triple-S Management Corporation	2020	$545,192	$600.00	$799,470	$0	$342,878	$310,000	$13,200	$2,011,340
	2019	$525,000	$600.00	$1,033,852	$0	$347,288	$220,000	$13,100	$2,139,840
	2018	$517,789	$600.00	$749,965	$0	$212,783	(8)	$13,000	$1,494,137
Madeline Hernandez-Urquiza President of Triple-S Salud, Inc. and Triple-S Advantage, Inc.	2020	$603,201	$600.00	$884,536	$0	$373,667	$40,000	$9,785	$1,911,788
	2019	$580,860	$600.00	$1,043,731	$0	$335,853	$20,000	$11,089	$1,992,133
	2018	$572,338	$600.00	$829,781	$0	$233,569	(7)	$11,085	$1,647,373
José E. Novoa-Loyola Chief Medical Officer	2020	$425,769	$600.00	$416,210	$0	$261,744	$0	$5,700	$1,110,023
	2019	$410,000	$600.00	$446,115	$0	$237,062	$0	$5,600	$1,099,377
	2018	$410,000	$600.00	$409,975	$0	$164,805	$0	$5,500	$990,880
Arturo L. Carrión-Crespo President of Triple-S Vida, Inc.	2020	$367,016	$600.00	$372,591	$0	$269,243	$0	$17,100	$1,026,550
	2019	$367,016	$600.00	$449,093	$0	$259,480	$0	$16,900	$1,093,089
	2018	$363,216	$600.00	$352,876	$0	$209,632	$0	$15,400	$941,724
(1)
Amount represents base salary. In 2020, the Compensation and Talent Development Committee did not grant base salary increases to NEOs. Differences in base pay between 2019 and 2020 for Messrs. García-Rodríguez, Román-Jiménez, Novoa-Loyola and Ms. Hernández-Urquiza are due to the fact that there were 27 biweekly pay periods in the 2020 calendar year for the Company and its subsidiaries, except for Triple- S Vida, Inc., as compared to 26 biweekly pay periods in 2019. Some of the NEOs deferred a portion of their salary under the non-qualified deferred compensation plan. The deferred amounts have been included in the Non-Qualified Deferred Compensation Table below.

(2)	Represents discretionary payments made under the non-equity incentive compensation plan and an annual non-performance based bonus required by Puerto Rico law which cannot be less than $600.
(3)
Represents the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 for the grants given during 2020.

(4)	Actuarial increase in the present value of benefits for defined benefit plan and supplemental benefit plan.
(5)	To the extent that an individual’s aggregate amount of perquisites received is less than $10,000, such amounts have been excluded from the “Other Compensation” calculation.
(6)	Other annual compensation whose value exceeds $10,000 consists of the following:
	Vehicle Allowance(a)	Sick Leave & Vacation Paid(b)	Contributions to Defined Contributions Plan	Total
Juan J. Román-Jiménez	$0	$0	$13,200	$13,200
Arturo L. Carrión-Crespo	$0	$0	$17,100	$17,100
(a)	Effective January 1, 2018, the Compensation and Talent Development Committee discontinued the vehicle allowance for executives.
(b)
Effective January 1, 2017, executive officers of the Company, including our NEOs, accrue twenty-five days during the year that can be used as vacation days and sick leave. Unused accrued days may be carried forward to the next year to accumulate a total of twenty-five days.

(7)	Change in pension value for Ms. Madeline Hernández-Urquiza during 2018 was -$10,000.
(8)	Change in Pension value for Mr. Juan J. Román-Jiménez during 2018 was -$30,000 and -$55,000 for the Supplemental Retirement Program.

Grants of plan-based awards during fiscal year 2020
The following table sets forth summary information regarding the grants of plan-based awards held by each of our NEOs at December 31, 2020.
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Roberto García-Rodríguez	—	$412,500	$825,000	$1,237,500	—	—	—	—	—	—	—
	3/2/2020	—	—	—	30,753	108,476	216,952	36,158	—	—	$2,093,845
Juan J. Román-Jiménez	—	$183,750	$367,500	$551,250	—	—	—	—	—	—	—
	3/2/2020	—	—	—	11,742	41,418	82,836	13,806	—	—	$799,470
Madeline Hernández-Urquiza	—	$203,301	$406,602	$609,903	—	—	—	—	—	—	—
	3/2/2020	—	—	—	12,991	45,825	91,650	15,275	—	—	$884,536
José E. Novoa-Loyola	—	$143,500	$287,000	$430,500	—	—	—	—	—	—	—
	3/2/2020	—	—	—	6,113	21,563	43,126	7,187	—	—	$416,210
Arturo L. Carrión-Crespo	—	$128,456	$256,911	$385,367	—	—	—	—	—	—	—
	3/2/2020	—	—	—	5,472	19,303	38,606	6,434	—	—	$372,591
(1)
The Compensation and Talent Development Committee established the performance measures for purposes of determining the amounts payable for the year ended December 31, 2020. The amounts shown under the Threshold column assume the lowest performance level is achieved by the Company or business unit. The amount of the annual non-equity incentive bonus can be zero if the lowest level is not achieved. Awards under this plan, if any, are payable in the first quarter of the following year. Amounts approved with respect to 2020 results are reflected in the “Summary compensation table — Non-Equity Incentive Plan Compensation” column.

(2)
The amounts shown under “Threshold” represent estimated payment of 50% of the performance award granted if threshold performance is met for all performance measures, and may be further reduced by -30% for relative TSR performance, -10% for relative performance in terms of growth in premiums and -10% for relative performance in terms of growth in operating income. The amounts shown under “Target” represent estimated payment of 100% of the performance award granted. The amounts shown under “Maximum” represent estimated payment of 150% of the performance award granted, with upward modification of +30% for relative TSR performance, +10% for relative performance in terms of growth in premiums, and +10% for relative performance in terms of growth in operating income, subject to a maximum payout cap at 200% of target.

(3)
Represents the number of restricted shares awarded on each grant date. Restricted stocks are considered issued and outstanding as of December 31, 2020; however, they have a three-year vesting period, and vest in equal installments on each anniversary date. Owners of restricted share have the same right as any other shareholder to receive any dividend declared by the Company on its Class B shares.

(4)
The grant date fair value of these awards was determined in accordance with the provisions of FASB Accounting Standards Codification Topic 718. See footnote 21 of the Company’s audited consolidated financial statements. There is no assurance that the value realized by NEOs, if any, will be at or near the amounts shown in this column.

(#)	Represents a non-monetary value.

Outstanding Class B equity awards at 2020 fiscal year-end
The following table sets forth summary information regarding the outstanding equity awards held by each of our NEOs at December 31, 2020. Please note that ownership of vested shares of stock is set forth under “Security ownership of certain beneficial owners and management” in this proxy statement.
	Option Awards						Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested(1)
Roberto García-Rodríguez	(2)	—	—	—	—	—	6115	$130,555	55,043	$1,175,168
	(3)	—	—	—	—	—	30,394	$648,912	62,323	$1,330,596
	(4)	—	—	—	—	—	36,158	$771,973	108,476	$2,315,963
Juan J. Román-Jimenez	(2)	—	—	—	—	—	2,352	$50,215	21,170	$451,980
	(3)	—	—	—	—	—	11,906	$254,193	23,796	$508,045
	(4)	—	—	—	—	—	13,806	$294,758	41,418	$884,274
Madeline Hernández-Urquiza	(2)	—	—	—	—	—	2,602	$55,553	23,423	$500,081
	(3)	—	—	—	—	—	10,483	$223,812	26,328	$562,103
	(4)	—	—	—	—	—	15,275	$326,121	45,825	$978,364
José E. Novoa-Loyola	(2)	—	—	—	—	—	1,285	$27,435	11,573	$247,084
	(3)	—	—	—	—	—	3,724	$79,507	12,389	$264,505
	(4)	—	—	—	—	—	7,187	$153,442	21,563	$460,370
Arturo L. Carrión-Crespo	(2)	—	—	—	—	—	1,106	$23,613	9,961	$212,667
	(3)	—	—	—	—	—	4,670	$99,705	11,090	$236,772
	(4)	—	—	—	—	—	6,434	$137,366	19,303	$412,119
(1)
The market value of restricted stock and performance awards that have not vested was calculated by multiplying the closing price of our Class B shares on December 31, 2020 ($21.35) by the applicable number of shares.

(2)
Stock awards granted on March 6, 2018 vest yearly in three equal installments. Performance awards vest at the end of a three-year period on December 31, 2020, subject to the achievement of performance measures.

(3)
Stock awards granted on March 5, 2019 vest yearly in three equal installments. Performance awards will vest after the end of a three-year period on December 31, 2021, subject to the achievement of performance measures.

(4)
Stock awards granted on March 3, 2020 vest yearly in three equal installments. Performance awards will vest after the end of a three-year period on December 31, 2022, subject to the achievement of performance measures.

(#)	Represents a non-monetary value.
Options exercised and stock vested in fiscal year 2020
The following table summarizes the options exercised and stock awards vested for each of our NEOs for the year ended December 31, 2020.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Roberto García-Rodríguez	—	—	142,910	$2,547,115
Juan J. Román-Jimenez	—	—	56,944	$1,015,422
Madeline Hernández-Urquiza	—	—	58,914	$1,052,495
José E. Novoa-Loyola	—	—	28,439	$509,733
Arturo L. Carrión-Crespo	—	—	24,497	$437,164
(#)	Represent a non-monetary value.

The Compensation and Talent Development Committee has discontinued the grant of stock options because the Company believes that performance shares better reflect our compensation philosophy. The Company granted stock options to certain executive officers, including some NEOs, in connection with the initial public offering of our Class B shares in 2007. Additionally, the Company granted stock options to Mr. García-Rodríguez and other two employees in 2009 and 2010, respectively, as part of their respective compensation packages. Currently, all stock options that were granted have been exercised.
Pension benefits
We sponsor a non-contributory retirement program for certain employees of our Company. The pension plan covers the NEOs annual salary set forth in the Summary Compensation Table. Our supplemental retirement program covers benefits in excess of the United States Internal Revenue Code (“IRC”) limits that apply to the non-contributory retirement program, which is a tax-qualified program under IRC rules. The following is a summary of the provisions of our defined-benefit pension plans.
Non-contributory defined-benefit pension plan. Employees age 21 or older with one year of service with a BCBSA organization who were hired by the Company or its subsidiaries on or before December 19, 2006 in the case of union employees (on or before September 30, 2007, in the case of non-union employees) were eligible to participate in our non-contributory defined-benefit pension plan. Union employees hired after December 19, 2006 were not eligible to participate. Non-union employees hired after September 30, 2007 were not eligible to participate. Effective January 31, 2017, the Company froze the accumulation of benefits under the non-contributory defined-benefit pension plan.
The average earning calculated is based on the highest average annual rate of pay from any five consecutive calendar year periods out of the last ten years. Each year’s earnings are limited by IRC Section 401(a)(17) and 415. For 2020, the pension earnings are limited to $285,000.
From July 1, 2012 through January 31, 2017, the accrued benefit was calculated using the following formula: 1% of final average earnings multiplied by plan service (defined as full and partial years of employment with the Company or any of its subsidiaries) up to 30 years, minus any benefit accrued under a prior BCBSA plan. Previously, this benefit was calculated on a 2% basis of the final average earnings.
Normal retirement. To be eligible for normal retirement benefits, termination of employment must occur after both (i) the attainment of age 65 and (ii) after five years of participation in the plan. The accrued benefit is payable at the normal retirement date.
Early retirement. To be eligible for early retirement benefits, termination of employment must occur after both (i) the attainment of age 55 and (ii) five years of participation in the plan. The benefit will be the accrued benefit at normal retirement date minus a reduction factor for each year prior to age 62. There is no reduction if retirement occurs on or after age 62.
The plan also has a special early retirement provision. To be eligible, the termination of employment must occur after attaining 30 years of benefit service and election of immediate benefit commencement.
Forms of payment. The standard form of payment for a single participant is a straight life annuity; for a married participant, a reduced qualified joint and survivor annuity begins at the benefit commencement date, with 50% of the benefit continuing to the surviving spouse upon the earlier death of the participant. In lieu of the standard form of payment, a participant may elect, with the proper spousal consent, one of the optional forms of annuity payment or, alternatively, a single lump sum payment.
Supplemental retirement plan. Employees with non-contributory retirement program benefits limited by the IRC maximum compensation and benefit limits are eligible to participate in a supplemental retirement plan. The accrued benefit is calculated by the same formula used in the defined-benefit plan using the amount of salary in excess of the IRC limit.
Normal retirement, early retirement, and special early retirement provisions are the same as provided for the non-contributory defined-benefit plan, described above.

Forms of payment. The standard form of payment for a single participant is a straight life annuity; for a married participant, a reduced qualified joint and survivor annuity begins at the benefit commencement date, with 50% of the benefit continuing to the surviving spouse upon the earlier death of the participant. The lump sum payment is not available in the Supplemental Retirement Plan.
The following table presents pension plan information as of December 31, 2020 for the NEOs under our non-contributory retirement and supplemental retirement plans.
Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
Roberto García-Rodríguez	Non-Contributory Retirement	—	—	—
	Supplemental Retirement	—	—
Juan J. Román-Jiménez	Non-Contributory Retirement	20.53	$930,000	—
	Supplemental Retirement		$590,000	—
Madeline Hernandez-Urquiza	Non-Contributory Retirement	16.05	$150,000	—
	Supplemental Retirement		—	—
José E. Novoa-Loyola	Non-Contributory Retirement	—	__	__
Supplemental Retirement
Arturo L. Carrión Crespo	Non-Contributory Retirement	—	—	—
	Supplemental Retirement		—	—
(1)	The number of actual years of service with the Company of each NEO is the same as the years of service under both plans.
(2)
For additional information on the material assumptions applied in determining the present value of accumulated benefits, see note to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

401(k) defined contribution savings plans
The Company maintains three tax-qualified 401(k) savings plans. Effective February 1, 2017, all employees including our NEOs are eligible to participate in the Define Contribution Plan. For all its business, the Company matches fifty percent of participant’s contribution of up to six percent of the participant’s pre-tax compensation. During 2020, Messrs. García-Rodríguez, Román-Jiménez and Carrión-Crespo and Ms. Hernández-Urquiza contributed to the defined contribution savings plan. Also, the Company makes an additional contribution to the Trust for the benefits of Participants.
Non-qualified deferred compensation table
The following table presents compensation for the NEOs that has been deferred under a plan that is not tax-qualified:
Name	Balance	Executive Contribution Last Fiscal Year	Registrant Contribution in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year
Roberto García-Rodríguez	$307,735.53	$153,735.66	—	$13,239.89	—	$474,711.08
Juan J. Román-Jiménez	$91,511.27	$27,000.00	—	$3,481.77	—	$121,993.04
Madeline Hernández Urquiza	$1,268,004.55	$361,853.00	—	$50,363.07	—	$1,680,220.62
José E. Novoa-Loyola	—	—	—	—	—	—
Arturo L. Carrión-Crespo	$108,360.17	$30,854.96	—	$4,175.09	—	$143,390.22
Under our current non-qualified deferred compensation plan, commencing on 2017 participants may elect to defer up to 100% of their gross annual cash compensation. The deferred compensation and accumulated interest will be paid on the occurrence of the following events: termination of employment, retirement, six months of continued disability, death, or an elected fixed date occurring after the 5th but not later than the 25th anniversary of deferral. Deferred compensation accumulates interest at an annual rate equivalent to the book yield of the Company’s consolidated investment portfolio for the corresponding year.

Description of employment agreements
We have no employment agreements with any of our NEOs, except for Mr. García-Rodríguez, our chief executive officer.
On December 31, 2015, we entered into a three-year employment agreement with Mr. García-Rodríguez, our chief executive officer, effective January 1, 2016. On December 19, 2018, the Company and Mr. García-Rodríguez amended his employment agreement to, among other things, extend the term of the agreement until December 2021. This amendment became effective on January 1, 2019. The agreement provides for a base salary of $825,000, which may be increased from time to time pursuant to the terms of the contract and our compensation policies. Under the agreement, Mr. García-Rodríguez is eligible to receive an annual short-term cash incentive, contingent upon the achievement of annual performance objectives established in accordance with our policies. Payments and benefits under the employment agreement with our chief executive officer is subject to the Company’s recoupment policy.
The agreement of Mr. García-Rodríguez also provides for certain benefits and perquisites, including the annual membership fees for a private club, the payment of premiums in connection with long-term disability insurance and life insurance coverage, the payment of premiums in connection with health and medical benefits, including his dependents under our group health insurance plan, and the right to participate in all employee benefit plans and programs, including long-term incentive compensation programs, generally available to senior executives.
Under the terms of the contract with Mr. García-Rodríguez, we would be required to make payments in the event of the expiration of the agreement, termination of the agreement with or without cause, or change in control, as further described below.
Termination for cause
In the event the agreement with our chief executive officer terminates for “cause,” or as a result of his death or resignation, he will receive the base salary earned until the date of death or resignation, the liquidation of any applicable fringe benefits and the payment of amounts due under our deferred compensation plan and any vested rights under our incentive plan and pension plan.

For “cause” means:
•	a material breach by the chief executive officer of his obligations and duties as specified in the contract;
•	a conviction or allegation of nolo contendere of any felony or the conviction or allegation of nolo contendere of a misdemeanor involving fraud, dishonest or disreputable conduct or moral turpitude;
•	insubordination;
•	material non-compliance of the contract or the rules, regulations, guidelines, policies or code of ethics of the Company
•	improper or disorderly conduct; or
•	the existence of a conflict of interest not previously disclosed to the Board.
Termination without cause	In the event of termination of the agreement without “cause” (other than for death or disability), we would provide the following severance benefits:
	•	the payment of the base salary up to the normal expiration of the contract, or the base salary of one year, whichever is greater.
•
the continuation of long term disability insurance, life insurance and health and medical benefits for the chief executive officer and his dependents until the later of one year or the remainder of the term of the contract;

	•	the payment of any amounts due under our deferred compensation plan and/or related to vested rights under our pension plan; and
	•	the accelerated vesting of equity grants, provided that the chief executive officer releases the Company from liability with the execution of a general release.

Expiration of employment term
In the event the employment contract terminates as a result of the expiration of the employment term (other than through the chief executive officer’s request and regardless of whether there is any period of at-will employment following the employment term), we would provide the following severance:

	•	an amount equal to one year’s base salary payable in monthly installments; and
	•	the continuation of long-term disability insurance, life insurance and health benefits for the chief executive officer and his dependents for a 12-month period following termination.
Termination upon change in control
If upon the event of a change in control, the Company terminates the chief executive officer without cause or he resigns for good reason (“double trigger”), the chief executive officer is entitled to receive the following payment:

•
an amount equal to twice (1) the highest base salary received by the chief executive officer in any of the three years prior to the date of the change in control and (2) the average annual cash bonus received by the chief executive officer during the prior three years; and

•
the continuation of long-term disability insurance, life insurance and health and medical benefits for the chief executive officer and his dependents for 24 months or until the chief executive officer obtains employment with comparable benefits.

“Change in control” is defined as:
•
the acquisition by any party of ownership of 25% or more of the total votes required for the election of our directors, or of such amount which, based on the cumulative vote, if this were allowed by the articles of incorporation and bylaws, would permit such party to elect 25% or more of our directors;

•
as a result of, or in connection with, a tender offer or exchange offer of the Company’s stock, a consolidation, merger or other business combination, sale of assets or any combination thereof, the persons who were our directors prior to such transaction fail to constitute a majority of the Board;

•	a change of at least 30% of our directors as a result of a “proxy fight,” as such term is defined in Regulation 14A of the Exchange Act; or
•	a sale or transfer of substantially all of the assets of the Company to a non-affiliated corporation.
For purposes of the agreement, “good reason” means:
•	a change in the nature or scope of the chief executive officer’s duties or functions from those performed on the date immediately preceding the change in control;
•	a reduction in base salary from that received on the date immediately preceding the change in control;
•
a reduction in the ability to participate in the compensation plans, such as bonus, stock options, incentives or other compensation plans, in which the chief executive officer participated on the date immediately preceding the change in control;

•
a change in the location of the chief executive officer’s principal place of employment of more than twenty-five miles from the place maintained as work office on the date immediately preceding the change in control; or

•
the reasonable determination by the Board to the effect that, as a result of the change in control and a change in the circumstances thereafter affecting the employment position, the chief executive officer is unable to exercise the authority, powers, functions or duties assigned to his position on the date immediately preceding the change in control.

Non-Compete and Non-Solicitation Agreement
On December 19, 2018, the Company also entered into a Non-Compete and Non-Solicitation Agreement (the “Non-Compete Agreement”) with Mr. García-Rodríguez in connection with his employment as President and Chief Executive Officer of the Company. The Non-Compete Agreement applies to Mr. García-Rodríguez during his Employment (as defined in the Non-Compete Agreement) and for a period of twelve months following the termination of his employment with the Company.

Potential payments upon termination or change in control
Mr. García-Rodríguez is entitled to certain benefits upon a change in control or upon a termination of employment. These benefits are payable in accordance with his employment agreement. We describe this agreement, including the material conditions or obligations applicable to the receipt of these benefits, under the caption “Description of employment agreements” above. The table below sets forth the value of the benefits (other than payments that were generally available to salaried team members) that would have been due to Mr. García-Rodríguez upon termination of his contract.
	Expiration of Employment Agreement(1)	Termination Without Cause(2)	Termination With Cause or Upon Resignation or Death	Change of Control – Resignation for Cause or Termination Without Cause(3)
Roberto García-Rodríguez*
Base salary	Up to $825,000	Up to $825,000	—	$1,650,000
Annual short-term bonus	—	—	—	$2,475,000
Fringe benefits	Up to $25,459	Up to $25,459	—	Up to $50,918
Total	$850,459	$850,459	—	$4,175,918
*	Based on base compensation currently paid to Mr. García-Rodríguez under his contract as chief executive officer.
(1)	Base Salary and Fringe Benefits are payable in 12 equal monthly installments, provided the chief executive officer did not end negotiations or notify his desire not to renew.
(2)
Base Salary and Fringe Benefits payable are equal to the greater of the amount due at the expiration of the agreement or one year. For purposes of this table, we are estimating potential payments due to a termination without cause on or after April 1, 2021.

(3)
Base Salary and Annual Short Term Bonus payable is equal to twice the highest Base Salary paid in any of the prior three fiscal years and twice the average Annual Short Term Bonus for the prior three fiscal years. For purposes of this table we calculated the annual short-term bonus with the maximum payout allowed under the Non-equity Incentive Plan. The obligations to pay Fringe Benefits expires on the earlier of 24 months after the termination of employment or the date employment with comparable benefits is obtained.

CEO pay ratio
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the chief executive officer (the pay ratio rule). The Company’s chief executive officer (CEO) is Mr. García-Rodríguez.
For the fiscal year ended December 31, 2020, the compensation for our CEO in 2020 was approximately 99 times the median pay of our employees as described as follows:
Median Employee total annual compensation, based on all employees other than the CEO	$37,753
CEO total annual compensation	$3,730,163
Ratio of CEO to Median Employee Compensation	99:1
We identified the median employee by examining the 2020 reportable Medicare wages for all individuals, excluding our CEO, who were employed by us on December 31, 2020, except as set forth below. Since the Company does not have part-time or seasonal employees, we included all employees hired on a full-time basis. Wages and salaries were not annualized for employees hired during 2020. We did not make any assumptions, adjustments, or estimates with respect to total compensation. As permitted under the rule, we also excluded 41 non-U.S. employees in Costa Rica under the “de minimis” exemption since they account for less than 5% of the total employees.
Total number of U.S. employees	3,906
Total number of non-U.S. employees	41
Total number of employees	3,947
Jurisdiction and number of employees excluded under the “de minimis” exemption	Costa Rica, 41
Total number of U.S. employees	3,906
Total number of non-U.S. employees (excluding employees under the “de minimis” exemption)	0
After identifying the median employee based on Medicare wages of covered employees, we calculated the annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2020 summary compensation table included in this proxy statement. Our CEO’s annual total compensation for purposes of the pay ratio rule disclosure is equal to the amount reported in the “Total” column in the 2020 Summary Compensation Table.

Director compensation
The Board evaluates and approves the compensation of non-management directors taking into account the recommendation of the Compensation and Talent Development Committee. Under our current directors’ compensation structure, each non-management director receives an annual cash retainer, paid in monthly installments, and equity compensation in the form of restricted stock units. At the director’s election, all or a portion of the annual cash retainer may be payable in the form of restricted stock units. The table below sets forth the compensation of the non-management directors for 2020.
Compensation components for non-management directors	Amount
Annual cash retainer	$80,000
Annual equity retainer	$110,000

Additional annual cash retainer
Chair of the Board	$120,000
Vice Chair/ Lead Independent Director	$25,000
Audit Committee Chair	$20,000
Compensation and Talent Development Committee Chair	$15,000
Governance and Sustainability Committee Chair	$12,000
Finance Committee Chair	$12,000
Enterprise Risk Management Committee Chair	$12,000
Directors who are also our employees do not receive any compensation for service rendered as members of the Board or any committee of the Board, or of any subsidiary board or subsidiary board committee.
Non-management directors’ compensation for fiscal year 2020
The following table summarizes the fees or other compensation that our non-employee directors earned for services rendered as members of the Board or any committee of the Board during fiscal year 2020, pursuant to our current compensation structure.
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Cari M. Dominguez	$105,000	$110,000	$215,000
David H. Chafey, Jr.	$92,000	$110,000	$202,000
Gail B. Marcus	$92,000	$110,000	$202,000
Jorge L. Fuentes-Benejam(2)	$33,600	—	$33,600
Joseph A. Frick	$95,000	$110,000	$205,000
Luis A. Clavell-Rodríguez	$200,000	$110,000	$310,000
Manuel Figueroa-Collazo	$80,000	$110,000	$190,000
Roberto Santa María	$100,000	$110,000	$210,000
Stephen L. Ondra(3)	$20,000	$64,167	$84,167
(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the restricted stock units grant given on 4/27/2020 (6,732 shares at $16.34). Restricted stock units vest one year after grant date, with settlement upon the termination of service of the director.

(2)	Mr. Jorge L. Fuentes-Benejam was a director until April 24, 2020 (2020 Annual Meeting of Shareholders).
(3)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the restricted stock units grant given on 7/14/2020 (3,463 shares at $18.53). Dr. Stephen L. Ondra’s appointment to the Board was effective October 1, 2020. The amount included is the annual equity retainer of $110,000 payable in RSUs, prorated for the months remaining after the effective date of this appointment.

Stock ownership guidelines for non-management directors
Our stock ownership guidelines for non-management directors require that non-management directors own Company stock in an amount equal to five times their annual retainer, excluding additional retainers related to committee or chair service.

AUDIT COMMITTEE MATTERS
Report of the Audit Committee
The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2020. The information in this report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or Exchange Act, or otherwise considered “filed” with the SEC, except to the extent that the Company specifically incorporates this report or a portion of it by reference.
The Audit Committee reports to and acts on behalf of the Board. The committee operates under a written charter adopted by the Board. The committee reviews the charter annually and a copy is available at http://investors.triplesmanagement.com/govdocs. The Board has determined that each member of the committee is independent. In making this determination, the Board follows the audit committee independence standards set forth in the NYSE’s director independence rules. The members of the committee are not our employees or employees of any of our subsidiaries.
The Audit Committee assists the Board in its oversight of our financial reporting process, internal control over financial reporting, as well as our internal and external audit processes, and the independent registered public accounting firm’s qualifications and performance of the internal audit function. The committee is also responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm and the establishment of procedures for handling complaints. The committee appoints or terminates the engagement of the independent registered public accounting firm and reviews the proposed audit scope and approach, including coordination of the audit effort with the Internal Audit Office. The committee does not itself prepare the financial statements or perform audits of the Company’s financial statements. The Audit Committee meets regularly with the chief audit executive to review and discuss the internal audit scope, plan and the results of internal audit activities. The committee oversees the appointment, removal, performance, and compensation of the chief audit executive.
In the performance of its oversight function, the Audit Committee has considered and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2020—including critical accounting policies, reasonableness of significant estimates and judgment and financial statements disclosures, material alternative treatments within GAAP that have been discussed with management, including the ramification of the alternative treatment as well as the auditor’s preference, and other material written communications between the auditor and management (e.g. letter of representation)—with management and D&T, our independent registered public accounting firm.
The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard 1301, Communications with Audit Committee. The committee has also discussed with D&T the matters required by the Public Company Accounting Oversight Board Rule 3526 regarding “Communication with Audit Committee Concerning Independence”. In addition, the committee has received the written disclosures and the letter from D&T required by applicable requirements of the Public Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the committee concerning independence, and has discussed with D&T its independence. The committee has also considered whether the provision of non-audit services by the independent registered public accounting firm to us is compatible with maintaining the auditors’ independence. The committee has evaluated D&T’s qualifications, performance and independence, including that of the lead partner. As part of its auditor engagement process, the committee considers whether to rotate the independent audit firm.
Based on the Audit Committee’s consideration of the audited consolidated financial statements and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the committee set forth in the charter and those discussed above, the committee recommended and the Board approved that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.
Submitted by:
Roberto Santa María, Chair
David H. Chafey, Jr.
Gail B. Marcus

OTHER RELATIONSHIPS, TRANSACTIONS AND EVENTS
Transactions with related parties
In the ordinary course of business, we or our subsidiaries may occasionally enter into transactions with our executive officers, directors, or nominees, or their respective immediate families. Also, certain executive officers, directors and nominees have material ownership interests in, or occupy senior positions, including as president, at certain entities to which one or more of our subsidiaries provided insurance during 2020, as further detailed below:
Dr. Clavell-Rodríguez, Chair of the Board
•
Chief executive officer of the Comprehensive Cancer Center of the University of Puerto Rico until March 2020, which paid insurance premiums to the Company totaling $714,581.50, and received insurance payments totaling $3,168,015.31.

The terms on which we and our subsidiaries enter into business transactions with a related party are the same as the terms offered to unrelated parties.
In addition, Dr. Clavell-Rodríguez, a physician, or his affiliated entities, may also render services as providers to TSS or TSA in the ordinary course of business. Dr. Clavell-Rodríguez, nor his immediate family members and affiliated entities, received more than $120,000 in compensation for services as healthcare providers during 2020. However, San Jorge Children’s Medical Specialties PSC, Dr. Clavell-Rodríguez’s employer, received approximately $445,490.47 from the Company’s affiliates and subsidiaries, and paid insurance premiums to the Company totaling $41,947.40. The terms of the provider agreements with TSS or TSA pursuant to which payments are made are the same as the terms of the provider agreements of physicians and healthcare organizations who are not directors or affiliated with our directors.
Policies and procedures for related party transactions
The Company has adopted a policy directed at the review and approval of transactions with related parties. This policy instructs our directors and executive officers to inform the Governance and Sustainability Committee of proposed related party transactions that would need to be disclosed pursuant to Item 404(a) of Regulation S-K, and provides guidelines for the review and approval of such transactions. Additionally, under our Code of Ethics, all employees, officers and directors are required to avoid conflicts of interest. Employees, including officers, must review with, and obtain the approval of, their supervisors or the office of the chief legal counsel, for any situation that may involve a conflict of interest. The Code of Ethics broadly defines a conflict of interest as whenever an individual’s personal interests interfere or diverge in any way (or appear to interfere or diverge) with our interest, and specifically notes involvement (either personally or through a family member) in a business that is a competitor, supplier or customer of the Company. Moreover, on an annual basis, each of our directors and executive officers are required to complete a director and officer questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.

ANNUAL REPORT
Our 2020 Annual Report to shareholders accompanies the proxy materials that have been provided to all shareholders. Those documents are not a part of the proxy solicitation materials. We will provide, without charge, additional copies of our 2020 Annual Report to shareholders upon the receipt of a written request by any shareholder.
INCORPORATION BY REFERENCE
Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act, which might incorporate all or portions of our filings, including this proxy statement, with the SEC, in whole or in part, the Compensation and Talent Development Committee Report and the Report of the Audit Committee contained in this proxy statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act or the Exchange Act.
San Juan, Puerto Rico, March 18, 2021.

LUIS A. CLAVELL-RODRÍGUEZ, MD	CARLOS L. RODRÍGUEZ-RAMOS
Chair of the Board	Secretary

TRIPLE-S MANAGEMENT

TRIPLE-S MANAGEMENT CORPORATION
OFFICE OF LEGAL AFFAIRS
P.O. BOX 363628
SAN JUAN, PR 00936-3628

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GTS2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D36477-P49100 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRIPLE-S MANAGEMENT CORPORATION

The Board of Directors recommends a vote "FOR" the following proposals:

1. Election of Directors:

Nominees:	**For**	**Against**	**Abstain**
1a. Dr. Stephen L. Ondra	☐	☐	☐
1b. Mr. Roberto García Rodríguez	☐	☐	☐
1c. Ms. Gail B. Marcus	☐	☐	☐
1d. Dr. Roberta Herman	☐	☐	☐
1e. Dr. Luis A. Clavell-Rodríguez	☐	☐	☐
2. Ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company.	☐	☐	☐
3. Advisory vote on the compensation of our named executive officers.	☐	☐	☐
4. Amendment to Article Fifth of the Amended and Restated Articles of Incorporation and Elimination of Attachments B and C to the Amended and Restated Articles of Incorporation to eliminate all references in the Articles to Class A Shares of the Company.	☐	☐	☐
5. Amendment to Article Tenth of the Amended and Restated Articles of Incorporation to eliminate the classified board structure when permitted under the Company's contractual obligations with the Blue Cross and Blue Shield Association.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4 AND 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D36478-P49100

TRIPLE-S MANAGEMENT CORPORATION
Annual Meeting of Shareholders
April 30, 2021 9:00 A.M. (Local Time)
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Juan J. Román-Jiménez, and Carlos L. Rodríguez-Ramos, Esq. or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TRIPLE-S MANAGEMENT CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at www.virtualshareholdermeeting.com/GTS2021 on April 30, 2021 at 9:00 A.M. (Local Time), and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

March 18, 2021
Dear Sirs:
The Annual Meeting of Stockholders of Triple-S Management Corporation (the “Company”) will be held on April 30, 2021 (the “Annual Meeting”). In order for a person to represent a deceased shareholder at the Annual Meeting, the Company must receive the following documents certifying the representative’s authority:
1-	If a will exists and an executor or judicial administrator has been designated:
⇒	Copy of the will or document designating the judicial administrator, if one has been designated,
⇒	Certificate from the Registry of Wills as to the effectiveness of the will, and
⇒	Testamentary Letters issued by the appropriate court certifying the executor.
2-	If a will exists but an executor has not been designated or the executor is not authorized to participate at the Annual Meeting as a representative of the estate:
⇒	Copy of the will,
⇒	Copy of the declaration of heirs (if the will does not distribute the entire estate among the heirs),
⇒	Certificate from the Registry of Wills as to the effectiveness of the will, and
⇒
A letter signed by all heirs to the deceased shareholder included in the will or the declaration of heirs, as the case may be, designating and authorizing the person to participate at the Annual Meeting and to vote therein as set forth in such letter.

3-	If a will does not exist:
⇒	Copy of the declaration of heirs, and
⇒
A letter signed by all heirs to the deceased shareholder included in the declaration of heirs, designating and authorizing the person to participate at the Annual Meeting and to vote therein as set forth in such letter.

In order to participate at the Annual Meeting, the Company must receive all required documents prior to April 22, 2021. All documents must be addressed to the Secretary of the Company at P.O. Box 363628, San Juan, P.R. 00936-3628. If you had sent them previously, please notify us to verify them. For more information, please call (787) 749-4949, Ext. 8321953.
If the representative of the estate of a deceased shareholder cannot attend the Annual Meeting, he/she may exercise the right to vote by completing and sending the Proxy Card, together with the corresponding documentation described above, to the attention of the Secretary of the Corporation.
Sincerely,

Carlos L. Rodríguez-Ramos, Esq. Secretary